Filed pursuant to Rule 424(b)(2)
                                                     Registration No. 333-151398

                                   PROSPECTUS

                              BEDROCK ENERGY, INC.
            2,490,816 SHARES OF COMMON STOCK OF SELLING SHAREHOLDERS
                          500,000 SHARES TO THE PUBLIC

We registered 2,490,816 shares listed for sale on behalf of selling shareholders and 500,000 shares for sale on behalf of our Company. We are offering the 500,000 shares at $0.50 per share on behalf of our Company to the public until October 19, 2008, which is 60 days after the effectiveness of the Registration Statement. Thereafter we will deregister any shares of such 500,000 shares remaining unsold to the public by a post-effective amendment to the Registration Statement, prior to the commencement of the secondary offering on behalf of the selling shareholders. There is no minimum amount of shares that must be sold in the offering. Accordingly, all funds received in the offering with regards to the 500,000 shares being offering will be retained by our Company regardless of the amount of shares sold. There are no arrangements to place any funds received in escrow and our Company WILL NOT return funds received at the end of the expiration of the offering period. The Company WILL NOT sell the shares through a third party and therefore does not anticipate paying any fees or commissions in connection with the offering. The Company expects to receive a maximum of $250,000, if all of the shares are sold.

After our offering of 500,000 shares to the public, our selling shareholders plan to sell common shares at $0.50, until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time. There is no market price for the stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. The price was arbitrarily set at $0.50 per share, based on speculative concept unsupported by any other comparables. We have set the initial fixed price as follows:

        ----------------------- ------------------------------
                TITLE                       PER SECURITY
        ----------------------- ------------------------------
             Common Stock                       $0.50
        ----------------------- ------------------------------

At any  time  after a market  develops,  our  security  holders  may sell  their
securities   at  market   prices  or  at  any  price  in  privately   negotiated
transactions.

There is no assurance that the Company will be able to sell any or all of the shares offered. If the Company is unable to sell all of the shares it could affect its plan of operations.

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK; SEE "RISK FACTORS" BEGINNING ON PAGE 7 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR PROVINCIAL SECURITIES
COMMISSION, NOR HAS THE SEC OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We intend to have an application filed on our behalf by a market maker for approval of common stock for quotation on the Over-the Counter/Bulletin Board quotation system tradable separately. It has not yet been filed, nor is there any selected broker/dealer as yet. Our common stock is presently not listed on any national securities exchange or the NASDAQ Stock Market or any other venue.

We are conducting this offering as a "self-underwriting" through our officers and directors, and therefore, we will pay no underwriting fees or commissions

         1. We are not using an underwriter for this offering of shares.

         2. We have no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from sales of shares to the public pursuant to this offering will be immediately available to us for our use and retained by us regardless of whether or not there are any additional sales under this offering. Only funds raised from sales in the primary offering will be available for Company use.

This offering will be on a delayed and continuous basis only for sales of selling shareholders shares. Shares offered by us to the public of up to 500,000 shares at a price of $0.50 per share will only be offered for a period of up to 60 days after effectiveness of the Registration Statement (August 20, 2008 through October 19, 2008), with any unsold shares from such 500,000 shares offered, being deregistered thereafter by a post-effective amendment to the Registration Statement, prior to the commencement of the secondary offering on behalf of the selling shareholders

The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders (See "Description of Securities - Shares"). We will receive proceeds at $0.50 per share through October 19, 2008 from the sale of up to 500,000 shares offered by the Company.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this Prospectus is August 25, 2008.

                                TABLE OF CONTENTS

 ================================================================ =============
                                                                   Page No.

 ---------------------------------------------------------------- -------------
 Prospectus Cover Page                                                 1
 ---------------------------------------------------------------- -------------
 Prospectus  Summary  Information,  Risk  Factors  and  Ratio of       4
 Earnings to Fixed Charges
 ---------------------------------------------------------------- -------------
 Use of Proceeds                                                      17
 ---------------------------------------------------------------- -------------
 Determination of Offering Price                                      18
 ---------------------------------------------------------------- -------------
 Dilution                                                             18
 ---------------------------------------------------------------- -------------
 Selling Security Holders                                             19
 ---------------------------------------------------------------- -------------
 Plan of Distribution                                                 37
 ---------------------------------------------------------------- -------------
 Description of Securities                                            38
 ---------------------------------------------------------------- -------------
 Interest of Named Experts and Counsel                                38
 ---------------------------------------------------------------- -------------
 Information with Respect to the Registrant                           39
 ---------------------------------------------------------------- -------------
 a. Description of Business                                           39
 ---------------------------------------------------------------- -------------
 b. Description of Property                                           49
 ---------------------------------------------------------------- -------------
 c. Legal Proceedings                                                 49
 ---------------------------------------------------------------- -------------
 d. Market for Common Equity and Related Stockholder Matters          49
 ---------------------------------------------------------------- -------------
 e. Financial Statements                                              50
 ---------------------------------------------------------------- -------------
 f. Selected Financial Data                                           51
 ---------------------------------------------------------------- -------------
 g. Supplementary Financial Information                               51
 ---------------------------------------------------------------- -------------
 h. Management's  Discussion and Analysis of Financial Condition      51
 and Results of Operations
 ---------------------------------------------------------------- -------------
 i. Changes In and Disagreements  With Accountants on Accounting      54
 and Financial Disclosure
 ---------------------------------------------------------------- -------------
 j. Quantitative and Qualitative Disclosures About Market Risk        54
 ---------------------------------------------------------------- -------------
 k. Directors and Executive Officers                                  55
 ---------------------------------------------------------------- -------------
 l. Executive and Directors Compensation                              56
 ---------------------------------------------------------------- -------------
 m.  Security   Ownership  of  Certain   Beneficial  Owners  and      58
 Management
 ---------------------------------------------------------------- -------------
 n. Certain Relationships,  Related Transactions,  Promoters And      59
 Control Persons
 ---------------------------------------------------------------- -------------
 Material Changes                                                     59
 ---------------------------------------------------------------- -------------
 Incorporation of Certain Information by Reference                    59
 ---------------------------------------------------------------- -------------
 Disclosure  of  Commission   Position  on  Indemnification  for      59
 Securities Act Liabilities
 ---------------------------------------------------------------- -------------

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

OUR COMPANY

Bedrock Energy, Inc. (formerly EnviroMart.com, Inc.) ("We," "Us," "Our") was initially formed on March 17, 1999, as an Internet based distributor of environmental safety products. The Company was created through a share distribution from its parent company, General Environmental Corporation, a publicly traded entity. It was a New Hampshire corporation until 2004. In 2004, the Company reincorporated itself as a Colorado Corporation when it merged with Cell Touch, Inc. We subsequently entered into a letter of intent to acquire CellTouch Inc., a Nevada corporation. For business reasons that plan was abandoned later in that year. From 2004 to the present the business had no viable operations. The Company's name was changed to Bedrock Energy, Inc. in October 2007 to reflect its new business model.

We are an oil and gas exploration and development company focused on creating a portfolio of North American assets, located in the central and Western United States that exhibit consistent, predictable, and long-lived production capabilities. We plan to build value for its shareholders through the acquisition and development of gas and oil assets that contain proven reserves in domestic areas where reserves can be economically produced at a low risk to us relying on joint venture partners to supply most of the funds needed to explore or develop these properties.

We intend to participate in oil and gas prospects located in the states of Utah, Wyoming, Kansas, New Mexico, and Colorado. Our main emphasis will be to acquire production or revenue generating opportunities either by lease purchase or farmout, when available, with third parties and industry partners.

We have no revenues at this time and anticipate that we will need additional capital to support the execution of our business plan. Decisions regarding future participation in acquisitions or other business development activities will be made on a case-by-case basis.

We have begun initial minimal operations and are currently without revenue. We have no employees at the present time. During the years ended December 31, 2007 and 2006, two of our officers each earned fees for services rendered in the amount of $6,000 and $18,000, respectively, and these fees were recorded as accounts payable. Thus, as of April 30, 2007, we had an accounts payable balance of $84,000 or a total of $42,000 per officer. Subsequently, we issued promissory notes ("Notes") dated May 1, 2007 to each of our two officers in exchange for payment of these accounts payable as of April 30, 2007 in the amount of $42,000 for a total of $84,000 in Notes. Each of these seven percent (7%) unsecured convertible Notes, due on April 30, 2008, could be converted into shares of common stock at the rate of ten (10) shares for each dollar of principal converted. Thereafter, on September 24, 2007, our Company and the officers mutually agreed pursuant to the terms of the Notes to issue 840,000 shares of common stock in exchange for payment of the $84,000 in Notes.

In addition, as of December 31, 2007 and 2006, we owe the officers a total of $0 and $4,430, respectively plus as of December 31, 2007, a total of $2,368 in accrued interest relative to the Notes.

We are in the developmental stage of our business, and we anticipate that operations will begin in mid 2008.

Our Auditors have issued a going concern opinion and the reasons noted for issuing the opinion are our lack of revenues and modest capital.

Factors that make this offering highly speculative or risky are:

     o    There is no market for any securities;

     o    We have no revenues or sales;

     o    We are a start up company;

     o    We have no experience in the energy exploration business as a company;

     o    We are undercapitalized.

Our executive offices are located at 8950 Scenic Pine Drive, Suite 100, Parker, Colorado 80134 and the telephone number is (303) 794-4398 and the facsimile number is (303) 794-4676.

SUMMARY OF FINANCIAL INFORMATION

  ----------------------------- -----------------------------------------
                                                     As at June 30, 2008
  ----------------------------- -----------------------------------------
  Total Assets                                                   $27,167
  ----------------------------- -----------------------------------------
  Current Liabilities                                            $40,548
  ----------------------------- -----------------------------------------
  Shareholders' Equity                                          ($13,381)
  ----------------------------- -----------------------------------------

  ----------------------------- -----------------------------------------
                                    From March 17, 1999 to June 30, 2008
  ----------------------------- -----------------------------------------
  Revenues                                                            $0
  ----------------------------- -----------------------------------------
  Net Loss at June 30, 2008                                     $394,656
  ----------------------------- -----------------------------------------

As of June 30, 2008, accumulated deficit for our business was ($394,656). We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

THE OFFERING

We registered 2,490,816 shares listed for sale on behalf of selling shareholders and 500,000 shares for sale to the public on behalf of our Company. We intend to complete the sale of the 500,000 shares being offered to the public by October 19, 2008, deregistering thereafter any shares remaining unsold to the public by a post-effective amendment to the Registration Statement, prior to the commencement of the secondary offering on behalf of the selling shareholders.

A total of $250,000 may be raised by us if all shares offered by us are sold.

================================================================ =============
Common shares Outstanding Before This Offering                      2,525,524
---------------------------------------------------------------- -------------
Maximum common shares being offered by selling shareholders         2,490,816
---------------------------------------------------------------- -------------
Maximum common shares offered to public by our Company                500,000
================================================================ =============

We are authorized to issue 200,000,000 shares of common stock. Our current shareholders, officers and directors collectively own 2,525,524 shares of restricted common stock.

There is currently no public market for our shares as it is presently not traded on any market or securities exchange.

                                    GLOSSARY

The following are definitions of terms used in this Memorandum:

         BBL. An abbreviation for the term "barrel" which is a unit of measurement of volume of oil or related petroleum products. One barrel (one bbl) is the equivalent of 42 U.S. gallons or approximately 159 liters.

         BONUS PAYMENT. Usually one time payment made to a mineral owner as consideration for the execution of an oil and gas lease.

         CASING POINT. That point in time during the drilling of an oil well at which a decision is made to install well casing and to attempt to complete the well as an oil producer.

         COMPLETION. The procedure used in finishing and equipping an oil or gas well for production.

         DELAY RENTAL. Payment made to the lessor under a nonproducing oil and gas lease at the end of each year to continue the lease in force for another year during its primary term.

         DEVELOPMENT WELL. A well drilled to a known producing formation in a previously discovered field, usually offsetting a producing well on the same or an adjacent oil and gas lease.

         EXPLORATORY WELL. A well drilled either (a) in search of a new and as yet undiscovered pool of oil or gas or (b) with the hope of significantly extending the limits of a pool already developed (also known as a "wildcat well").

         FARMIN. An agreement which allows a party earn a full or partial working interest (also known as an "earned working interest") in an oil and gas lease in return for providing exploration or development funds.

         FARMOUT. An agreement whereby the owner of the leasehold or working interest agrees to assign a portion of his interest in certain acreage subject to the drilling of one or more specific wells or other performance by the assignee as a condition of the assignment. Under a farmout, the owner of the leasehold or working interest may retain some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest.

         GROSS ACRE. An acre in which a working interest is owned. The number of gross acres is the total number of acres in which an interest is owned (see "Net Acre" below).

         GROSS WELL. A well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

         LANDOWNER ROYALTY. That interest retained by the holder of a mineral interest upon the execution of an oil and gas lease which usually ranges from 1/8 to 1/4 of all gross revenues from oil and gas production unencumbered with an expenses of operation, development or maintenance.

         LEASES. Full or partial interests in oil or gas properties authorizing the owner of the lease to drill for, produce and sell oil and gas upon payment of rental, bonus, royalty or any of them. Leases generally are acquired from private landowners (fee leases) and from federal and state governments on acreage held by them.

         LEASE PLAY. A term used to describe lease acquisition activity in a prospect or geologically defined area.

         MCF. An abbreviation for "1,000 cubic feet," which is a unit of measurement of volume for natural gas.

         NET WELL OR ACRE. A net well or acre exists when the sum of the fractional ownership working interests in gross wells or acres equals one. The number of net wells or acres is the sum of the factional working interests owned in gross wells or acres expressed as whole number and fractions thereof.

         NET REVENUE INTEREST. The fractional undivided interest in the oil or gas or in the revenues from the sale of oil or gas attributable to a particular working interest after reduction for a proportionate share of landowner's royalty interest and overriding royalty interest.

         OVERRIDING ROYALTY. An interest in the gross revenues or production over and above the landowner's royalty carved out of the working interest and also unencumbered with any expenses of operation, development or maintenance.

         PAYOUT. The point in time when the cumulative total of gross income from the production of oil and gas from a given well (and any proceeds from the sale of such well) equals the cumulative total cost and expenses of acquiring, drilling, completing and operating such well, including tangible and intangible drilling and completion costs.

         PROSPECT. A geological area which is believed to have the potential for oil or gas production.

         PROVED DEVELOPED RESERVES. The reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. Such reserves include the reserves which are expected to be produced from the existing completion interval(s) now open for production in existing wells and in addition to those reserves which exist behind the casing (pipe) of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future where the cost of making such oil and gas available for production is relatively small compared to the cost of drilling a new well.

         PROVED UNDEVELOPED RESERVES. Proved reserves which are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for a recompletion. Reserves on undrilled acreage are limited to those drilling tracts offsetting productive units which are reasonable certain of production when drilled. Proved reserves for other undrilled tracts are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

         REVERSIONARY INTEREST. The portion of the working interest in an oil and gas lease which will be returned to its former owner when payout occurs or after a predetermined amount of production and income has been produced.

         UNDEVELOPED LEASEHOLD ACREAGE. Leased acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas.

         WORKING INTEREST. An interest in an oil and gas lease entitling the holder at its expense to conduct drilling and production operations on the leased property and to receive the net revenues attributable to such interest, after deducting the landowner's royalty, any overriding royalties, production costs, taxes and other costs.

OUR COMPANY RISK FACTORS

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in us. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

OUR BUSINESS IS A DEVELOPMENT STAGE COMPANY AND UNPROVEN AND THEREFORE RISKY.

We have only very recently adopted the business plan described herein-above. Potential investors should be made aware of the risk and difficulties encountered by a new enterprise in the energy business, especially in view of the intense competition from existing businesses in the industry.

WE HAVE A LACK OF REVENUE HISTORY AND INVESTORS CANNOT VIEW OUR PAST PERFORMANCE SINCE WE ARE A START-UP COMPANY.

We were formed on March 17, 1999 for the purpose of engaging in any lawful business and have adopted a plan to engage the acquisition, exploration, and if warranted, development of natural resource properties. We have had no revenues in the last five years. We are not profitable and the business effort is considered to be in an early development stage. We must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

WE CAN GIVE NO ASSURANCE OF SUCCESS OR PROFITABILITY TO OUR INVESTORS.

There is no assurance that we will ever operate profitably. There is no assurance that we will generate revenues or profits, or that the market price of our common stock will be increased thereby.

WE MAY HAVE A SHORTAGE OF WORKING CAPITAL IN THE FUTURE WHICH COULD JEOPARDIZE OUR ABILITY TO CARRY OUT OUR BUSINESS PLAN.

Our capital needs consist primarily of expenses related to geological evaluation, general and administrative and potential exploration participation and could exceed $250,000 in the next twelve months. Such funds are not currently committed, and we have cash as of the date of this Registration Statement of approximately $23,567.

We have no operating history and no revenues and it may be unlikely that we will raise that additional working capital from this Registration.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between us and our officers and directors. Our Officers and Directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us. See "Directors and Executive Officers" (page 55), and "Conflicts of Interest" (page 55). Our officers are spending part-time in this business - up to 15 hours per week.

WE WILL NEED ADDITIONAL FINANCING FOR WHICH WE HAVE NO COMMITMENTS, AND THIS MAY JEOPARDIZE EXECUTION OF OUR BUSINESS PLAN.

We have limited funds, and such funds may not be adequate to carryout the business plan in the energy business. Our ultimate success depends upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If we need additional capital, we have no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

WE MAY IN THE FUTURE ISSUE MORE SHARES WHICH COULD CAUSE A LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND CURRENT STOCKHOLDERS.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

WE HAVE A MINIMAL OPERATING HISTORY, SO INVESTORS HAVE NO WAY TO GAUGE OUR LONG TERM PERFORMANCE.

We were formed on March 17, 1999, and only recently adopted a business plan in the energy industry. As evidenced by the financial reports we have had no revenue. We must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. Our venture must be considered highly speculative.

WE ARE NOT DIVERSIFIED AND WE WILL BE DEPENDENT ON ONLY ONE BUSINESS.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the energy industry and therefore increase the risks associated with our operations due to lack of diversification.

WE WILL DEPEND UPON MANAGEMENT BUT WE WILL HAVE LIMITED PARTICIPATION OF MANAGEMENT.

We currently have two individuals who are serving as our officers and directors for up to 15 hours per week each on a part-time basis. Our directors are also acting as our officers. We will be heavily dependent upon their skills, talents, and abilities, as well as several consultants to us, to implement our business plan, and may, from time to time, find that the inability of the officers, directors and consultants to devote their full-time attention to our business results in a delay in progress toward implementing our business plan. Once we receive the proceeds from this offering, other consultants may be employed on a part-time basis under a contract to be determined. See "Management." Because investors will not be able to manage our business, they should critically assess all of the information concerning our officers and directors.

OUR OFFICERS AND DIRECTORS ARE NOT EMPLOYED FULL-TIME BY US WHICH COULD BE DETRIMENTAL TO THE BUSINESS.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, our officers and directors may have potential conflicts including their time and efforts involved in participation with other business entities. Each officer and director of our business is engaged in business activities outside of our business, and the amount of time they devote as Officers and Directors to our business will be up to 15 hours per week. As such time as the Company is financially capable of paying salaries, it is anticipated that management will assume full time roles in the Company's operations. (See "Executive Team")

We do not know of any reason other than outside business interests that would prevent them from devoting full-time to our Company, when the business may demand such full-time participation.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS AS TO CORPORATE OPPORTUNITIES WHICH WE MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring business opportunity from any affiliate or officer or director. (See "Conflicts of Interest" at page 55)

RISK FACTORS RELATING TO OUR COMPANY AND OUR BUSINESS

Any person or entity contemplating an investment in the securities offered hereby should be aware of the high risks involved and the hazards inherent therein. Specifically, the investor should consider, among others, the following risks:

OUR BUSINESS, THE OIL AND GAS BUSINESS, HAS NUMEROUS RISKS WHICH COULD RENDER US UNSUCCESSFUL.

The search for new oil and gas reserves frequently results in unprofitable efforts, not only from dry holes, but also from wells which, though productive, will not produce oil or gas in sufficient quantities to return a profit on the costs incurred. There is no assurance we will find or produce oil or gas from any of the undeveloped acreage farmed out to us or which may be acquired by us, nor are there any assurances that if we ever obtain any production it will be profitable. (See "Business and Properties")

WE HAVE SUBSTANTIAL COMPETITORS WHO HAVE AN ADVANTAGE OVER US IN RESOURCES AND MANAGEMENT.

We are and will continue to be an insignificant participant in the oil and gas business. Most of our competitors have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying and developing or exploring suitable prospects. Competitors resources could overwhelm our restricted efforts to acquire and explore oil and gas prospects and cause failure of our business plan.

WE WILL BE SUBJECT TO ALL OF THE MARKET FORCES IN THE ENERGY BUSINESS, MANY OF WHICH COULD POSE A SIGNIFICANT RISK TO OUR OPERATIONS.

The marketing of natural gas and oil which may be produced by our prospects will be affected by a number of factors beyond our control. These factors include the extent of the supply of oil or gas in the market, the availability of competitive fuels, crude oil imports, the world-wide political situation, price regulation, and other factors. Recently, there have been dramatic fluctuations in oil prices. Any significant decrease in the market prices of oil and gas could materially affect our profitability of oil and gas activities.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There may, on occasion, be an oversupply of gas in the marketplace or in pipelines, the extent and duration may affect prices adversely. Such oversupply may result in reductions of purchases and prices paid to producers by principal gas pipeline purchasers. (See "Our Business and Competition, Markets, Regulation and Taxation.")

OUR BUSINESS IS SUBJECT TO SIGNIFICANT WEATHER INTERRUPTIONS.

Our activities may be subject to periodic interruptions due to weather conditions. Weather-imposed restrictions during certain times of the year on roads accessing properties could adversely affect our ability to benefit from production on such properties or could increase the costs of drilling new wells because of delays.

WE WILL HAVE SIGNIFICANT ADDITIONAL FINANCING REQUIREMENTS TO FUND OUR FUTURE ACTIVITIES.

If we find oil and gas reserves to exist on a prospect we will need substantial additional financing to fund the necessary exploration and development work. Furthermore, if the results of that exploration and development work are successful, we will need substantial additional funds for continued development. We will not have sufficient proceeds from this offering to conduct such work and, therefore, we will need to obtain the necessary funds either through debt or equity financing, some form of cost-sharing arrangement with others, or the sale of all or part of the property. There is no assurance that we will be successful in obtaining any financing. These various financing alternatives may dilute the interest of our shareholders and/or reduce our interest in the properties. (See "Use of Proceeds" and "Our Business")

WE WILL HAVE WORKING CAPITAL NEEDS FOR WHICH WE HAVE NO FUNDING COMMITMENTS.

Our working capital needs of consist primarily of: lease acquisitions, geological data acquisition and interpretation, title examination activities and administration and are estimated to total over $250,000 in the next twelve months, none of which funds are committed. We have only minimal cash as of the date of this prospectus.

WE ARE SUBJECT TO SIGNIFICANT OPERATING HAZARDS AND UNINSURED RISK IN THE ENERGY INDUSTRY.

Our proposed operations will be subject to all of the operating hazards and risks normally incident to exploring, drilling for and producing oil and gas, such as encountering unusual or unexpected formations and pressures, blowouts, environmental pollution and personal injury. We will maintain general liability insurance but we have not obtained insurance against such things as blowouts and pollution risks because of the prohibitive expense. Should we sustain an uninsured loss or liability, or a loss in excess of policy limits, our ability to operate may be materially adversely affected.

WE ARE SUBJECT TO FEDERAL INCOME TAX LAWS AND CHANGES THEREIN WHICH COULD ADVERSELY IMPACT US.

Federal income tax laws are of particular significance to the oil and gas industry in which we intend to engage. Legislation has eroded various benefits of oil and gas producers and subsequent legislation could continue this trend. Congress is continually considering proposals with respect to Federal income taxation which could have a material adverse effect on our future operations and on our ability to obtain risk capital which our industry has traditionally attracted from taxpayers in high tax brackets.

WE ARE SUBJECT TO SUBSTANTIAL GOVERNMENT REGULATION IN THE ENERGY INDUSTRY WHICH COULD ADVERSELY IMPACT US.

The production and sale of oil and gas are subject to regulation by state and federal authorities, the spacing of wells and the prevention of waste. There are both federal and state laws regarding environmental controls which may necessitate significant capital outlays, resulting in extended delays, materially affect our earnings potential and cause material changes in the in our proposed business. We cannot predict what legislation, if any, may be passed by Congress or state legislatures in the future, or the effect of such legislation, if any, on us. Such regulations may have a significant affect on our operating results.

WE BELIEVE INVESTORS SHOULD CONSIDER CERTAIN NEGATIVE ASPECTS OF OUR PROPOSED OPERATIONS.

Dry  Holes:   We  may  expend   substantial   funds  acquiring  and  potentially
participating in exploring properties which we later determine not to be productive. All funds so expended will be a total loss to us.

Technical Assistance: We will find it necessary to employ technical assistance in the operation of our business. As of the date of this Prospectus, we have not contracted for any technical assistance. When we need it such assistance is likely to be available at compensation levels we would be able to pay.

Uncertainty of Title: We will attempt to acquire leases or interests in leases by option, lease, farmout or by purchase. The validity of title to oil and gas property depends upon numerous circumstances and factual matters (many of which are not discoverable of record or by other readily available means) and is subject to many uncertainties of existing law and our application. We intend to obtain an oil and gas attorney's opinion of valid title before any significant expenditure upon a lease.

Government Regulations: The area of exploration of natural resources has become significantly regulated by state and federal governmental agencies, and such regulation could have an adverse effect on our operations. Compliance with statutes and regulations governing the oil and gas industry could significantly increase the capital expenditures necessary to develop our prospects.

Nature of our Business: Our business is highly speculative, involves the commitment of high-risk capital, and exposes us to potentially substantial losses. In addition, we will be in direct competition with other organizations which are significantly better financed and staffed than we are.

General Economic and Other Conditions: Our business may be adversely affected from time to time by such matters as changes in general economic, industrial and international conditions; changes in taxes; oil and gas prices and costs; excess supplies and other factors of a general nature.

WE WILL EXPERIENCE SUBSTANTIAL COMPETITION FOR SUPPLIES IN THE ENERGY INDUSTRY.

We will be required to compete with a large number of entities which are larger, have greater resources and more extensive operating histories than we do. Shortages of supplies may result from this competition and will lead to increased costs and delays in operations which will have a material adverse effect on us.

WE WILL BE SUBJECT TO MANY FACTORS BEYOND OUR CONTROL.

The acquisition, exploration, development, production and sale of oil and gas are subject to many factors which are outside our control. These factors include general economic conditions, proximities to pipelines, oil import quotas, supply and price of other fuels and the regulation of transportation by federal and state governmental authorities.

We anticipate substantial competition in our effort to explore oil and gas properties and may have difficulty in putting together drilling participants and getting prospects drilled and explored. Established companies have an advantage over us because of substantially greater resources to devote to property acquisition and to obtain drilling rigs, equipment and personnel. If we are unable to compete for capital, participation and drilling rigs, equipment and personnel, our business will be adversely affected.

WE HAVE AGREED TO INDEMNIFICATION OF OFFICERS AND DIRECTORS AS IS PROVIDED BY COLORADO STATUTE.

Colorado Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or on activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

OUR DIRECTORS' LIABILITY TO US AND SHAREHOLDERS IS LIMITED

Colorado Revised Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

WE MAY DEPEND UPON OUTSIDE ADVISORS, WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, we anticipate that such persons will be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.


RISK FACTORS RELATED TO OUR STOCK

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES.

We are a "penny stock" company. None of our securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WE WILL PAY NO FORESEEABLE DIVIDENDS IN THE FUTURE.

We have not paid dividends on our common stock and do not ever anticipate paying such dividends in the foreseeable future.

NO PUBLIC MARKET EXISTS FOR OUR COMMON STOCK AT THIS TIME, AND THERE IS NO ASSURANCE OF A FUTURE MARKET.

There is no public market for our common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in the "Risk Factors" section may have a significant impact upon the market price of the shares offered hereby. Due to the low price of our securities, many brokerage firms may not be willing to effect transactions in our securities.
Even if a purchaser finds a broker willing to effect a transaction in our shares, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our shares as collateral for any loans.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. We registered all of our outstanding shares so officers, directors and affiliates are able to sell their shares. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, may sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

OUR INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to our shareholders purchasing in this Offering as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

OUR STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The shares of our common stock, if listed, may be thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our Securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common Securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of our Company.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SECURITY.

Because of the limited trading market expected to develop for our common stock and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your Securities in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our Securities may suffer greater declines because of our price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to the following:

         o        Variations in our quarterly operating results;
         o Loss of a key relationship or failure to complete significant transactions;
         o        Additions or departures of key personnel; and
         o        Fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SECURITIES.

Assuming all of the shares of common stock we are offering under the effective Registration Statement are sold and all of the shares of common stock held by the selling security holders registered hereby are sold, we would have 2,990,816 shares that are freely tradable. Our officers and directors are registering their shares for sale under this prospectus.

Unrestricted sales of 2,990,816 shares of stock by our selling stockholders could have a huge negative impact on our share price, and the market for our shares.

OUR NEW INVESTORS WILL SUFFER A DISPROPORTIONATE RISK AND THERE WILL BE IMMEDIATE DILUTION OF PURCHASERS' INVESTMENTS.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing pursuant to shares will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, new investors will bear most of the risk of loss. Further, assuming all of the shares offered hereby are sold, of which there can be no assurance, an investment in our common stock by the purchaser will result in an immediate dilution (in excess of 95%) of the net tangible book value of the common stock from the offering price which the purchasers will have paid for their shares.

OUR BUSINESS IS HIGHLY SPECULATIVE AND THE INVESTMENT IS THEREFORE RISKY.

Due to the speculative nature of our business, it is probable that the investment in shares offered hereby will result in a total loss to the investor. Investors should be able to financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

OUR PUBLIC INVESTORS WILL BEAR MOST OF THE BURDEN IF THE SHARES OFFERED HEREIN ARE SOLD.

The financial risk of our proposed activities will be borne primarily by the public investors, who, upon purchase of the shares in this offering, will have contributed the largest portion of our capital.

WE ARE NOT A REPORTING COMPANY AT THIS TIME, BUT WILL BECOME ONE DUE TO THIS REGISTRATION.

There is no trading market for our common stock. We will be subject to the reporting requirements under the Securities and Exchange Act of 1934, Section 13a, after August 20, 2008, pursuant to Section 15d of the Securities Act and we intend to be registered under Section 12(g). As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. We intend to provide our shareholders with quarterly unaudited reports and annual reports containing financial information prepared in accordance with generally accepted accounting principles audited by independent certified public accountants and intend to register under the Securities Exchange Act, Section 12(g).

OUR PRESENT AND FUTURE SHAREHOLDERS WILL SUFFER DILUTION BY SALE OF THIS OFFERING AND BY NEW ISSUANCES IN THE FUTURE WHICH MAY OCCUR.

Upon the sales of Shares, there may be substantial dilution to our Security holders. The sale price of our shares is substantially higher than the pro forma current net tangible book value per share of our outstanding common stock. The net tangible book value attributable to our shares as of December 31, 2006 was less than $.01 per share, and at December 31, 2007 was less than $.01. Net tangible book value per share of common stock is determined by dividing the number of outstanding shares of common stock into the net tangible book value attributable to our common stock, which is our total tangible assets less our total liabilities. After giving effect to possible sale of all of our shares registered herein, and after deducting the offering expenses payable, the adjusted net tangible book value attributable to our common stock will increase. This represents an immediate increase in net tangible book value per share to the holders of our existing common stock and an immediate dilution per share to shareholders purchasing shares of stock at the offering price of $0.50 per share. See "Dilution" hereinafter on page 18.

------------------------------------------ ----------------------------------- ----------------------------------
                                                  Book Value per share                     Dilution
------------------------------------------ ----------------------------------- ----------------------------------
Existing shareholders 2,525,524 shares                    $.01                                 -
------------------------------------------ ----------------------------------- ----------------------------------

Sale of 500,000 new shares                                $.08                                84%
------------------------------------------ ----------------------------------- ----------------------------------

* Post offering - Assumes 100% sale to public of new shares registered, after deduction of offering costs.

WE HAVE DETERMINED AN ARBITRARY OFFERING PRICE OF OUR SHARES.

Our offering price of our shares has been determined arbitrarily by us with no established criteria of value. There is no direct relationship between these prices and our assets, book value, lack of earnings, shareholder's equity, or any other recognized standard of value of our business.

WE MAY NOT SELL ANY OR ALL OF THE SHARES BEING OFFERED IN THIS PROSPECTUS.

We are selling upto a maximum of 500,000 of our shares at a price of $0.50 per share. We are selling the Shares directly to the public and are not using a third party to place the Shares. As a result, we have not set a minimum on the the number of shares we may sell and therefore may not sell all 500,000 shares nor have we set a basis that if all of the Shares are not sold, then none of the shares will be sold. Not selling all of the Shares will result in the Company receiving less than the anticipated funds and that will affect the proposed plan of operations. In addition, those investors, who do invest in the Shares, if all the shares are not sold, will share a greater amount of any losses incurred.

USE OF PROCEEDS

Our intended use of the proceeds from our Offering of 500,000 shares to the public is shown in Table 2.

Table 2: Use of Proceeds if the Maximum Amount is Sold

REQUIREMENTS AND UTILIZATION OF FUNDS: We initially seek to raise approximately $250,000 during the upcoming three to six months from the sale of our Company's common shares. These monies will be used to acquire undeveloped acreage, properties with known production and for operating expenses. Phase Two funds will be used for the acquisition of oil and gas properties containing proven reserves production enhancements on our existing producing properties and operating expenses. Additional capital may be raised for the acquisition of profitable, privately held exploration and production businesses. As set forth in the chart below, the estimated breakdown of the utilization of funds is as follows:

                                     TABLE 2

Bedrock Energy, Inc. - Requirements & Utilization of Funds

                                            Phase I            Phase II        Phase III
                                       ----------------- ----------------- ----------------
Lease Acq & Development costs                  $100,000          $500,000       $1,500,000
Working Capital                                  50,000           400,000          550,000
General & Administrative                         75,000           175,000          200,000
Financing Costs                                       0           125,000          175,000
Audit/SEC Filing Fees                            25,000            50,000           75,000
                                       ----------------- ----------------- ----------------
Total                                          $250,000        $1,250,000       $2,500,000
                                       ================= ================= ================

We may change any or all of the budget categories in the execution of our business attempts in the energy industry. None of the line items is to be considered fixed or unchangeable. The total amount of the money raised from the sale of the shares we are offering will be used for the purpose of furthering our plan of operation, as detailed under the heading "PLAN OF OPERATION" below.

In the event that our Offering is not fully subscribed, we anticipate using the funds raised by our Offering to pay listed categories in the order and priority set forth in "Use of Proceeds". The net proceeds of our Offering will be applied to general corporate funds. Our management will have complete discretionary control over the actual utilization of said funds and there can be no assurance as to the manner or time in which said funds will be utilized.

Although we reserve the right to reallocate the funds according to changing events, we believe that the net proceeds from this Offering will be sufficient to fund our initial general and administrative capital requirements for a period of twelve months. The foregoing assumes our Offering will be fully subscribed. We can assure that we will require additional funds to carry out our business plan. The availability and terms of any future financing will depend on market and other conditions. Our use of proceeds are based upon the projections by our Management, which may also change according to unforeseen future events and market changes.

If less than the maximum offering is sold, we will have inadequate working capital and funds to fund any expansion of operations. This lack of funds could and would severely limit our operations, and might render us unable to carry out our business plan with resulting business failure.

DETERMINATION OF OFFERING PRICE

We have no established market for our common stock.

Our selling shareholders plan to sell shares at $0.50, until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time. There is no market price for the stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends.

        ----------------------- ------------------------------
                TITLE                       PER SECURITY
        ----------------------- ------------------------------
             Common Stock                       $0.50
        ----------------------- ------------------------------

We have arbitrarily determined our offering price for shares to be sold pursuant to this offering at $0.50. The Company is authorized to issue 200,000,000 shares of $.001 voting common stock. There were a total of 100,000 and 1,245,000 shares of common stock issued during the three months ended June 30, 2008 and during the year ended December 31, 2007, respectively, and, therefore, as of June 30, 2008 and December 31, 2007 there are a total of 2,525,524 and 2,235,525 shares issued and outstanding, respectively.

In April 2008, the Company sold 100,000 shares as part of a private placement at $0.10 per share.

During the year ended December 31, 2007, the 1,245,000 additional shares were comprised of 300,000 shares sold as part of a private placement at $.10 per share, 420,000 shares issued as payment of debt in the amount of $84,000 and 525,000 shares issued to consultants for services valued at $52,500.

On August 2, 2007, the Company authorized the sale in a private placement of 1,000,000 shares of common stock at a price of $.05 per share under an exemption from registration provision of the Securities Act of 1933. The funds will be used to pay the costs associated with its administration and payment of professional fees to bring the Company to a fully reporting company within compliance of the Securities Act of 1933 and 1934.

On October 17, 2007, the Company authorized up to a one for two reverse split of the Company's common stock. On March 31, 2008 the reverse split became effective. Financial Statements have been adjusted to reflect the reverse split.

The additional major factors that were included in determining the initial sales price to our founders and private investors were the lack of liquidity since there was no present market for our stock and the high level of risk considering our lack of operating history.

The share price bears no relationship to any criteria of goodwill value, asset value, market price or any other measure of value and were arbitrarily determined in the judgment of our Board of Directors.

DILUTION

We have registered 2,490,816 shares of our outstanding common stock as of August 5, 2008. Since our inception on March 17, 1999, our original officers and directors purchased 210,030 shares @ $.40 per share and 75,000 shares at $.20 per share. A total of 264,986 shares were distributed in 1999 as a spin-off dividend to EnviroMart shareholders.

COMPARATIVE DATA

The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of our shares of common stock purchased the percentage ownership of such Shares, the total consideration paid, the percentage of total consideration paid and the average price per Share. All percentages are computed based upon cumulative shares and consideration assuming sale of all shares in the line item as compared to maximum in each previous line.

                          SHARES PURCHASED(1)    TOTAL CONSIDERATION    AVERAGE
                          NUMBER   PERCENT (2)   AMOUNT     PERCENT  PRICE/SHARE
                                                              (3)
                         -------------------------------------------------------

1) Existing Shareholders  2,525,524     -           -          -         $0.15

2) New Shareholders         500,000    100%        250,000   100%        $0.50
                            375,000    75%         187,500    75%        $0.50
                            250,000    50%         125,000    50%        $0.50
                            125,000    25%          62,500    25%        $0.50

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

(1)      2,525,524 shares were issued at $0.15 per share average.
(2) Percentage relates to total percentage of shares sold up to such increment in the offering.
(3)      Percentage relates to total percentage of capital raised post offering.

Following is a table detailing dilution to investors if 25%, 50%, 75%, or 100% of the shares in the offering are sold.

                                                        25%             50%            75%            100%
============================================ =============== =============== ============== ===============
Net tangible book value per share prior to             .006            .006           .006            .006
stock sale
-------------------------------------------- --------------- --------------- -------------- ---------------
Net tangible book value per share after                .020            .042           .061            .080
stock sale(1)
-------------------------------------------- --------------- --------------- -------------- ---------------
Average cost of shares owned by current                 .15             .15            .15             .15
stockholders per share
-------------------------------------------- --------------- --------------- -------------- ---------------

(1) Computation of net tangible book value per share prior to stock sale includes the deduction of offering costs of $25,000.

As at December 31, 2006, the net tangible book value of our stock was $(0.04) per share and at December 31, 2007 was $.003 per share. If we are successful in achieving selling shares at the exercise price, the pro forma net tangible book value of our stock after deducting the offering costs of $25,000 would be as shown in chart above. That would represent an immediate increase in net tangible book value per share and per share dilution to new investors as shown in chart above, assuming the shares are sold at the offering price of $0.50 for 500,000 shares. The book value of the stock held by our existing stockholders will increase per share, while new purchaser's book value will decrease from purchase price, as shown in chart above, to the net tangible book value.

SELLING SECURITY HOLDERS

Most of the selling shareholders, with the exception of the officers and directors, obtained their shares of our stock as a spin-off dividend in 1999. The officers and directors who also received shares in the spin off also purchased shares as set forth on page 63 and were issued shares for services and in certain cases converted notes into common stock certain other persons purchased in a private placements in 1999 and 2000 and another private placement in 2007.

We are authorized to issue 200,000,000 shares of $.001 voting common stock. There were a total of 1,245,000 shares of common stock issued during the year ended December 31, 2007 and, therefore, as of December 31, 2007 and 2006 there are a total of 2,235,524 and 990,524 shares issued and outstanding, respectively. These additional shares were comprised of 300,000 shares sold as part of a private placement at $0.10 per share, 420,000 shares issued as payment of debt in the amount of $84,000 and 525,000 shares issued to consultants for services valued at $52,500.

On August 2, 2007, we authorized the sale in a private placement of 1,000,000 shares of common stock at a price of $.05 per share under an exemption from registration provision of the Securities Act of 1933. The funds will be used to pay the costs associated with its administration and payment of professional fees to bring us to a fully reporting company within compliance of the Securities Act of 1933 and 1934.

On October 17, 2007, we authorized up to a one for two reverse split of our common stock. The reverse split became effective March 31, 2008. Financial Statements have been adjusted to reflect the reverse split.

Other than the stock transactions discussed above, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, significant shareholder of our Company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us except those persons who are our salaried employees or directors. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

All of the securities listed below were registered in the effective Registration Statement, which include all of the securities outstanding as of June 30, 2008.

                                                                        SHARE            SHARE        PERCENTAGE      PERCENTAGE
                                                                      OWNERSHIP        OWNERSHIP      OWNERSHIP        OWNERSHIP
             REGISTERED HOLDER'S NAME                                   BEFORE           AFTER          BEFORE           AFTER
           (BENEFICIAL HOLDER'S NAME)                 ISSUE DATE       OFFERING        OFFERING        OFFERING        OFFERING
--------------------------------------------------- -------------- ----------------- -------------- --------------- ----------------

Abate, Mario Andrew & Rita Anne Abate                    8/1/1999                27              0         0.0011%               0%
ADP Clearing & Outsourcing Services (Charles R. Crippen) 8/1/1999                19              0         0.0007%               0%
Adrizzone, Anthony                                       8/1/1999                 9              0         0.0003%               0%
Albro, Sally O.                                          8/1/1999                 1              0         0.0000%               0%
Alexander, Donna                                         8/1/1999                71              0         0.0028%               0%
Alpine, Geyza G.                                         8/1/1999                10              0         0.0004%               0%
American Waste Management Co. (Peter Cavallo)            8/1/1999             3,921              0         0.1553%               0%
Anderson, Arthur W.R. & Marjorie H. Andersen             8/1/1999                 1              0         0.0000%               0%
Arbeiter, Earl E.                                        8/1/1999                 1              0         0.0000%               0%
Babbs, John                                              8/1/1999                20              0         0.0008%               0%
Baccala, Aldo                                            8/1/1999                10              0         0.0004%               0%
Baker, Dorthy                                            8/1/1999               127              0         0.0050%               0%
Baldi Corporation                                        8/1/1999                 4              0         0.0002%               0%
Banks, Howard                                            8/1/1999                 1              0         0.0000%               0%
Barbaro, Robert A.                                       8/1/1999                 2              0         0.0001%               0%
Bassey, James L.                                         8/1/1999                 5              0         0.0002%               0%
Bauer, Paul L.                                           8/1/1999                15              0         0.0006%               0%

                                       20

Beaudry, Haley                                           8/1/1999                13              0         0.0005%               0%
Bergmann, M. Greg & Shannon Bergmann                     8/1/1999                26              0         0.0010%               0%
Bergmann, Todd J.                                        8/1/1999                44              0         0.0017%               0%
Bergstein, Lester & Susan Bergstein                      8/1/1999                 2              0         0.0001%               0%
Beshany, Charlene M.                                     8/1/1999                44              0         0.0017%               0%
Beverly, Wayne A.                                        8/1/1999                15              0         0.0006%               0%
Bjorkman, Elizabeth                                      8/1/1999               196              0         0.0078%               0%
Bjorkman, Henry C.                                       8/1/1999               196              0         0.0078%               0%
Bjorkman, Thomas M.                                      8/1/1999                20              0         0.0008%               0%
Blackhall, Bernice                                       8/1/1999                 3              0         0.0001%               0%
Blackhall, Patty                                         8/1/1999                14              0         0.0005%               0%
Block, Joyce M. and Kelley Shea                          8/1/1999                 5              0         0.0002%               0%
Block, Joyce M. and Kelley Shea                          8/1/1999                 1              0         0.0000%               0%
Bockhorst, Susan                                         8/1/1999               174              0         0.0069%               0%
Bolander, Larry& Linda bolander                          8/1/1999               654              0         0.0259%               0%
Bongard, Thomas                                          8/1/1999             2,035              0         0.0806%               0%
Bosworth, Karen S.                                       8/1/1999                10              0         0.0004%               0%
Bradley, William                                         8/1/1999             1,111              0         0.0440%               0%
Bradley, William                                         8/1/1999             1,307              0         0.0518%               0%
Brammer, Shelly                                          8/1/1999                65              0         0.0026%               0%
Bratton, Jason                                           8/1/1999                 2              0         0.0001%               0%
Briggs, Edward                                           8/1/1999                 1              0         0.0000%               0%
Briggs, James F                                          8/1/1999                 5              0         0.0002%               0%
Bronk, Ralph                                             8/1/1999                 3              0         0.0001%               0%
Brown, Gordon H.                                         8/1/1999                 3              0         0.0001%               0%
Brown, Gordon H.                                         8/1/1999                10              0         0.0004%               0%
Brykman, Arthur & Ester                                  8/1/1999                17              0         0.0007%               0%
Bullard, Billy D.                                        8/1/1999                 5              0         0.0002%               0%
Butler, Johnnie                                          8/1/1999                 2              0         0.0001%               0%
Byrom, Ronald K.                                         8/1/1999                 9              0         0.0003%               0%
Carefree Trust                                           8/1/1999               915              0         0.0362%               0%
Carey, Robert E.                                         8/1/1999                 1              0         0.0000%               0%
Carl, III Harold E.                                      8/1/1999                 1              0         0.0000%               0%
Carraro, Angela                                          8/1/1999                 5              0         0.0002%               0%
Carraro, Robert & Deborah Carraro                        8/1/1999                10              0         0.0004%               0%
Case, Lindsay                                            8/1/1999                 1              0         0.0000%               0%
Cassidy, George, M.D.                                    8/1/1999               585              0         0.0232%               0%
Cavallo, Peter                                           8/1/1999             2,418              0         0.0957%               0%
Cerven, Benedict                                         8/1/1999                 2              0         0.0001%               0%
Chandler, Alan R.                                        8/1/1999                79              0         0.0031%               0%
Chandler, Larry L.                                       8/1/1999               436              0         0.0172%               0%
Chang, William J. & Ellen M. Chang                       8/1/1999                15              0         0.0006%               0%

                                       21

Charlesworth, Forest                                     8/1/1999               504              0         0.0199%               0%
Chvila, Miles                                            8/1/1999             1,307              0         0.0518%               0%
CJP Living Trust                                         8/1/1999               738              0         0.0292%               0%
Clayman DC, Lawrence                                     8/1/1999                22              0         0.0009%               0%
Clayman, Franklin Z.                                     8/1/1999                26              0         0.0010%               0%
Clayman, Franklin Z. & Lawrence Clayman                  8/1/1999                65              0         0.0026%               0%
Coats, William                                           8/1/1999               500              0         0.0198%               0%
Coats, William M. & Nancy R. Manderson                   8/1/1999               654              0         0.0259%               0%
Coffe, Dena                                              8/1/1999                30              0         0.0012%               0%
Cohen, Samuel                                            8/1/1999                39              0         0.0015%               0%
Cook, Robert A.                                          8/1/1999                11              0         0.0004%               0%
Copeland, Jimmie A.                                      8/1/1999                 3              0         0.0001%               0%
Coral Reef Financial LLC (Elmer Parsons)                 8/1/1999               915              0         0.0362%               0%
Cornell, Charles H.                                      8/1/1999                65              0         0.0026%               0%
Cornell, Debra J. & Charles H.                           8/1/1999               131              0         0.0052%               0%
Costello, Ronald T.                                      8/1/1999                 1              0         0.0000%               0%
Courtney Brown Pension & Profit Sharing                  8/1/1999                53              0         0.0021%               0%
(Courtney Brown)
Cowie, David A.                                          8/1/1999             4,078              0         0.1615%               0%
Crabtree, George W.                                      8/1/1999                 1              0         0.0000%               0%
Creger, James R.                                         8/1/1999                 1              0         0.0000%               0%
Crippen, Chris R.                                        8/1/1999                44              0         0.0017%               0%
Crippen, Chris R. Sep-IRA c/o ADP Clearing               8/1/1999                35              0         0.0014%               0%
Cruver & Associates (Donald Cruver)                      8/1/1999               523              0         0.0207%               0%
Curators-University of Missouri (The University          8/1/1999               784              0         0.0310%               0%
of Missouri)
Cutler, William R.                                       8/1/1999                24              0         0.0009%               0%
Dallarosa, Vincent K.                                    8/1/1999                50              0         0.0020%               0%
Dalrymple, Carl                                          8/1/1999               392              0         0.0155%               0%
Daniel, Melissa                                          8/1/1999                 1              0         0.0000%               0%
Dardani, John                                            8/1/1999                65              0         0.0026%               0%
Davidian, Jr. Harry                                      8/1/1999             1,795              0         0.0711%               0%
Davis, Judy A.                                           8/1/1999                 3              0         0.0001%               0%
Davis, Ralph W.                                          8/1/1999                19              0         0.0008%               0%
Davis, Richard                                           8/1/1999                 4              0         0.0002%               0%
Davis, Timothy A.                                        8/1/1999                10              0         0.0004%               0%
Deline, Robert E. & Annabelle M. Deline                  8/1/1999               131              0         0.0052%               0%
Denali International LTD (William Bradley)               8/1/1999               729              0         0.0289%               0%
Dennis Trescott Co., Profit Sharing Plan                 8/1/1999                24              0         0.0009%               0%
(Dennis Trescott)
DeVoe, James                                             8/1/1999               507              0         0.0201%               0%
DeVoe, James H.                                          8/1/1999               447              0         0.0177%               0%
Dionisio, Thomas M. and Kimberly A. Dionisio             8/1/1999                 5              0         0.0002%               0%
Dittus, Alma IRA                                         8/1/1999                 1              0         0.0000%               0%
Dittus, Charles & Alma Dittus                            8/1/1999                 7              0         0.0003%               0%

                                       22

Dittus, Donald C.                                        8/1/1999                12              0         0.0005%               0%
Dittus, Donald C. & Charles A. Dittus                    8/1/1999                25              0         0.0010%               0%
Dobbs, Joe D.                                            8/1/1999                24              0         0.0009%               0%
Dobesh, M.H.                                             8/1/1999               218              0         0.0086%               0%
Doran, Michael J.                                        8/1/1999                 3              0         0.0001%               0%
Doris L.Nichols Estate  (Helen Hays)                     8/1/1999                20              0         0.0008%               0%
Dorris, Ronald P. c/f Carissa Dorris                     8/1/1999                 1              0         0.0000%               0%
Dorris, Ronald P. c/f Erics Dorris                       8/1/1999                 1              0         0.0000%               0%
Douglas, Rosamond                                        8/1/1999                 1              0         0.0000%               0%
Dunn, Glenn                                              8/1/1999                87              0         0.0034%               0%
Eakle, Barbara H.                                        8/1/1999                 4              0         0.0002%               0%
Early, Alison R.                                         8/1/1999                 9              0         0.0003%               0%
Early, Donald L. & Beverly H.                            8/1/1999               175              0         0.0069%               0%
Eaton, William C.                                        8/1/1999             1,370              0         0.0542%               0%
Eckelberger, Jerrie F.                                   8/1/1999                 5              0         0.0002%               0%
Eickhoff, Rainer                                         8/1/1999            10,071              0         0.3988%               0%
Elsburg, Majorie T.                                      8/1/1999                 1              0         0.0000%               0%
Enea, Vesty F.                                           8/1/1999                 6              0         0.0002%               0%
Erving, III Bruce A.                                     8/1/1999             2,039              0         0.0807%               0%
Estate of Harold A. Snyder                               8/1/1999                64              0         0.0025%               0%
Estate of Harold R. Horner                               8/1/1999             1,307              0         0.0518%               0%
Falke, Pat                                               8/1/1999                20              0         0.0008%               0%
Farmer, Bob                                              8/1/1999               436              0         0.0172%               0%
Farmer, Hilda                                            8/1/1999                 1              0         0.0000%               0%
Farrow, Kenton G.                                        8/1/1999               436              0         0.0172%               0%
Favero, Valentine & Patricia Favero                      8/1/1999                 1              0         0.0000%               0%
FCS FBO Donna S. Saunders IRA                            8/1/1999                 9              0         0.0003%               0%
FCS FBO Donna S. Saunders IRA                            8/1/1999                 9              0         0.0003%               0%
FCS FBO William F. Saunders IRA                          8/1/1999                13              0         0.0005%               0%
Feder, Harlan                                            8/1/1999                 2              0         0.0001%               0%
Feder, Janet                                             8/1/1999                 2              0         0.0001%               0%
Feder, Sharon                                            8/1/1999                 2              0         0.0001%               0%
Feldman, Dave & Blance Feldman                           8/1/1999                 1              0         0.0000%               0%
Feldman, Leonid A.                                       8/1/1999                 2              0         0.0001%               0%
Ferguson, Lisa                                           8/1/1999                19              0         0.0008%               0%
Fernmins-Velaroe, Rebecca                                8/1/1999               359              0         0.0142%               0%
Finfrock, Jan                                            8/1/1999                10              0         0.0004%               0%
Finkler, Arthur & Marion                                 8/1/1999                 1              0         0.0000%               0%
Fiorio, Lisa                                             8/1/1999                13              0         0.0005%               0%
Fioro, John R.                                           8/1/1999                26              0         0.0010%               0%
Fioro, John R.  IRA                                      8/1/1999                72              0         0.0029%               0%
First Trust Corp FBO William Marcus Cooke                8/1/1999                79              0         0.0031%               0%
(Marcus Cooke)

                                       23

Fischer, Bruce                                           8/1/1999                26              0         0.0010%               0%
Fiserv Securities, Inc. FBO Fred L. Scudder IRA          8/1/1999                26              0         0.0010%               0%
Fiserv Securities, Inc. FBO William Saunders II          8/1/1999                13              0         0.0005%               0%
Fiss, Logan                                              8/1/1999               196              0         0.0078%               0%
Florey, Sidney R.                                        8/1/1999                 5              0         0.0002%               0%
Floyd James Wilkes Trust (Floyd James Wilkes)            8/1/1999               436              0         0.0172%               0%
Ford, Richard                                            8/1/1999                42              0         0.0017%               0%
Formby, Emmett & Cathy                                   8/1/1999                 9              0         0.0004%               0%
Formby, Emmett & Cathy                                   8/1/1999                74              0         0.0029%               0%
Formby, Generieve M.                                     8/1/1999                75              0         0.0029%               0%
Frank, Carl                                              8/1/1999                28              0         0.0011%               0%
Frank, Vicky L.                                          8/1/1999                 9              0         0.0003%               0%
Frank, Vicky L.                                          8/1/1999                19              0         0.0007%               0%
Franks, Richard                                          8/1/1999               436              0         0.0172%               0%
Franz, Bruce E.                                          8/1/1999                 3              0         0.0001%               0%
Freedman, Saul & Helen Freedman                          8/1/1999                 1              0         0.0000%               0%
Friedman, Jeri                                           8/1/1999                 5              0         0.0002%               0%
G.H. Husko Charitable Remainder Trust (Gayle H. Husko)   8/1/1999               457              0         0.0181%               0%
Gager, Wayne A. & Brucie V.                              8/1/1999                 1              0         0.0000%               0%
Gallant, Robert                                          8/1/1999                22              0         0.0009%               0%
Gamroth, Neil                                            8/1/1999               105              0         0.0041%               0%
Gartland, Maureen                                        8/1/1999                 1              0         0.0000%               0%
Gateley, Barbara S.                                      8/1/1999                96              0         0.0038%               0%
Gateley, Edward Y.                                       8/1/1999                96              0         0.0038%               0%
Gately, Edward                                           8/1/1999               100              0         0.0040%               0%
Gay, Donald Lee                                          8/1/1999                82              0         0.0032%               0%
Geiermann, Richard N.                                    8/1/1999               198              0         0.0078%               0%
Gerolimatos, Spiro G.                                    8/1/1999               294              0         0.0116%               0%
Gerren, Gary D.                                          8/1/1999                 1              0         0.0000%               0%
Gervais, Forest                                          8/1/1999                 1              0         0.0000%               0%
Gilmore, Erika                                           8/1/1999                48              0         0.0019%               0%
Gilmore, F. William                                      8/1/1999               100              0         0.0040%               0%
Golembeski, Lawrence & Betty Golembeski                  8/1/1999                 5              0         0.0002%               0%
Goodhand, O. Glenn                                       8/1/1999               119              0         0.0047%               0%
Graeser, Ken                                             8/1/1999                65              0         0.0026%               0%
Graeser, Ken                                             8/1/1999                44              0         0.0017%               0%
Gregarek, R.L.                                           8/1/1999                 4              0         0.0002%               0%
Grote, David C.J.                                        8/1/1999                17              0         0.0007%               0%
Ground, Scott & Marilyn Ground                           8/1/1999                 1              0         0.0000%               0%
Groves, Karen c/o Brian Healey                           8/1/1999             2,690              0         0.1065%               0%
Groves, Richard c/o Brian Healey                         8/1/1999             2,690              0         0.1065%               0%
Guardiani, Edward P.                                     8/1/1999                 1              0         0.0000%               0%

                                       24

Hale, James & Carol Hale                                 8/1/1999                 2              0         0.0001%               0%
Hale, Kathy J.                                           8/1/1999                35              0         0.0014%               0%
Hallett, Michael Curtis                                  8/1/1999                 7              0         0.0003%               0%
Hanson, Marie                                            8/1/1999                16              0         0.0006%               0%
Harold A. Feder Trust                                    8/1/1999                 5              0         0.0002%               0%
Harper, Helen                                            8/1/1999                 4              0         0.0002%               0%
Harrison, Wendy H. & Bruce R.                            8/1/1999                 4              0         0.0002%               0%
Hawke, Robert H. & Dolores L.                            8/1/1999                58              0         0.0023%               0%
Hays, Mary E.                                            8/1/1999                 3              0         0.0001%               0%
Healey, Brian                                            8/1/1999             2,157              0         0.0854%               0%
Heath, Roderic & Dorthy M.                               8/1/1999                 1              0         0.0000%               0%
Heersink, Myron H.                                       8/1/1999                 5              0         0.0002%               0%
Heiblum, Philip & Marcy Heiblum                          8/1/1999                10              0         0.0004%               0%
Heim, Botert B. IRA                                      8/1/1999                 5              0         0.0002%               0%
Helm, Patti                                              8/1/1999               100              0         0.0040%               0%
Hendrix, Richard                                         8/1/1999                 3              0         0.0001%               0%
Herbst, Lori                                             8/1/1999                48              0         0.0019%               0%
His Cust FBO IRA Carl L. Seletto                         8/1/1999                11              0         0.0004%               0%
HiWay, Pennington III                                    8/1/1999               187              0         0.0074%               0%
Hohl, E. David                                           8/1/1999                14              0         0.0005%               0%
Holbrook, Richard C. & Jane                              8/1/1999                40              0         0.0016%               0%
Holl, Margaret D.                                        8/1/1999                14              0         0.0005%               0%
Holt, Elvin                                              8/1/1999                 2              0         0.0001%               0%
Howes, Peter                                             8/1/1999             1,394              0         0.0552%               0%
Huntoon, C. Gary                                         8/1/1999                 4              0         0.0002%               0%
Huppman, Ludwig                                          8/1/1999                10              0         0.0004%               0%
Huttner, Ann                                             8/1/1999               445              0         0.0176%               0%
Huttner, Frederick                                       8/1/1999                22              0         0.0009%               0%
Huttner, Frederick                                       8/1/1999               154              0         0.0061%               0%
Huttner, Richard A.                                      8/1/1999                10              0         0.0004%               0%
Huttner, Robert                                          8/1/1999                37              0         0.0015%               0%
Hylton, Michael F.                                       8/1/1999                 1              0         0.0000%               0%
HZ Inc. Pension Trust                                    8/1/1999                88              0         0.0035%               0%
Ingram, Charles A.                                       8/1/1999               436              0         0.0172%               0%
Ingram, Charles A.                                       8/1/1999                81              0         0.0032%               0%
Irving, III Bruce A.                                     8/1/1999             2,039              0         0.0807%               0%
Ito, James O. & Toshiko N.                               8/1/1999                 4              0         0.0001%               0%
J. Lincoln Spaulding IRA                                 8/1/1999                 5              0         0.0002%               0%
J.R. Levy Family Partners                                8/1/1999               327              0         0.0129%               0%
(Robert, Darren and Candace Levy)
Jack L. Company % Bonnie Andrikopoulos                   8/1/1999               296              0         0.0117%               0%
(Bonnie Andrikopoulos)
Jacobsen, Mat                                            8/1/1999                14              0         0.0006%               0%
Jacobson, Irvin & Doris F. Jacobson                      8/1/1999                 1              0         0.0000%               0%

                                       25

Jelling, Jonathan P.                                     8/1/1999                24              0         0.0009%               0%
Jelling, Murray                                          8/1/1999                10              0         0.0004%               0%
Jone, K. Bruce                                           8/1/1999             4,360              0         0.1726%               0%
Jones, K. Bruce                                          8/1/1999               436              0         0.0172%               0%
Jones, K. Bruce                                          8/1/1999               445              0         0.0176%               0%
Justus, C. H.                                            8/1/1999               719              0         0.0285%               0%
Karraker, Gregory R.                                     8/1/1999                22              0         0.0009%               0%
Karsh, Lewis                                             8/1/1999                 8              0         0.0003%               0%
Karsh, Lewis                                             8/1/1999                10              0         0.0004%               0%
Katchen, Stephen D.                                      8/1/1999                 8              0         0.0003%               0%
Kathol, Lea A.                                           8/1/1999                 3              0         0.0001%               0%
Keleshian, Noreen Mary                                   8/1/1999                 3              0         0.0001%               0%
Kellis, Dr. Augustine J.                                 8/1/1999             4,379              0         0.1734%               0%
Kellis, Dr. George J.                                    8/1/1999             3,921              0         0.1552%               0%
Kellis, Dr. Michael J. Kellis                            8/1/1999             3,529              0         0.1397%               0%
Kelly, Kevin                                             8/1/1999               654              0         0.0259%               0%
King, Steven                                             8/1/1999                 3              0         0.0001%               0%
Kleberger, Kenneth A. & L. June                          8/1/1999                 8              0         0.0003%               0%
Kleinschmidt, Paul                                       8/1/1999                 1              0         0.0000%               0%
Knutson IRA, Owen                                        8/1/1999                24              0         0.0009%               0%
Koehler, William                                         8/1/1999                51              0         0.0020%               0%
Kopicko, Joseph                                          8/1/1999               784              0         0.0310%               0%
Kopp, David & Margaret                                   8/1/1999                 1              0         0.0000%               0%
Kowaleski, John A.                                       8/1/1999                 1              0         0.0000%               0%
Krist, Peter                                             8/1/1999               327              0         0.0129%               0%
Kuhren, Michael                                          8/1/1999                 1              0         0.0000%               0%
Langer, Patrick F. and Kathryn R.                        8/1/1999                 2              0         0.0001%               0%
Langston, Jack                                           8/1/1999                24              0         0.0009%               0%
Larko                                                    8/1/1999                 6              0         0.0002%               0%
Lathrop, Martha                                          8/1/1999                 6              0         0.0002%               0%
Lavey, Lewis & Genevieve                                 8/1/1999                 2              0         0.0001%               0%
Lead J. Land Company, Inc.                               8/1/1999               100              0         0.0040%               0%
Lecompte, III MD, Benjamin                               8/1/1999               797              0         0.0316%               0%
Lee, David W.                                            8/1/1999                 1              0         0.0000%               0%
Lee, Stephen                                             8/1/1999                19              0         0.0008%               0%
Leibold, Val W.                                          8/1/1999                 5              0         0.0002%               0%
LeMasters, D. Larry                                      8/1/1999                67              0         0.0026%               0%
Lemerise, Gary L.                                        8/1/1999               872              0         0.0345%               0%
Leve, Michael B.                                         8/1/1999                 4              0         0.0001%               0%
Levy, Darren                                             8/1/1999               109              0         0.0043%               0%
Levy, Robert E. & Candace A.                             8/1/1999             2,614              0         0.1035%               0%
Lillie I. Bratton Family Trust (Martha Farmer)           8/1/1999                44              0         0.0017%               0%

                                       26

Locke, Charles E.                                        8/1/1999               100              0         0.0040%               0%
Long, Donald                                             8/1/1999                20              0         0.0008%               0%
Lopez, Paul E. & Enea                                    8/1/1999                10              0         0.0004%               0%
Loucher, Frederick G.                                    8/1/1999                 4              0         0.0001%               0%
Loughlin, Terrence R.                                    8/1/1999                 4              0         0.0001%               0%
Lucey, Harold & Barbara                                  8/1/1999                24              0         0.0009%               0%
Lufkin, Donaldson & Jenrette                             8/1/1999               290              0         0.0115%               0%
Lufkin, Donaldson & Jenrette                             8/1/1999                95              0         0.0037%               0%
Lufkin, Donaldson & Jenrette                             8/1/1999             1,229              0         0.0487%               0%
Lunnon, Thomas E.                                        8/1/1999                 5              0         0.0002%               0%
Lyons, Richard                                           8/1/1999                10              0         0.0004%               0%
Madda MD, Frank C.                                       8/1/1999               262              0         0.0104%               0%
Major, Granville E.; Mason 2                             8/1/1999                 4              0         0.0002%               0%
Mandarino, Joseph                                        8/1/1999               503              0         0.0199%               0%
Marshall, Art                                            8/1/1999                20              0         0.0008%               0%
Martin, George                                           8/1/1999                41              0         0.0016%               0%
Maslin, Paul E. & Louisa L. Maslin                       8/1/1999                14              0         0.0006%               0%
Mason, George T.                                         8/1/1999               653              0         0.0259%               0%
Mason, Martha                                            8/1/1999             1,307              0         0.0518%               0%
Mason, Shipley C.                                        8/1/1999               653              0         0.0259%               0%
Mason, Thomas J.                                         8/1/1999               653              0         0.0259%               0%
Massey, Michael G.                                       8/1/1999                52              0         0.0021%               0%
May, Frank & Mary                                        8/1/1999                11              0         0.0004%               0%
McCalman, Hardy                                          8/1/1999                 2              0         0.0001%               0%
McCoy, William C. & Tanya McCoy                          8/1/1999                19              0         0.0008%               0%
McCue, Robert                                            8/1/1999                19              0         0.0008%               0%
McDonald, William E.                                     8/1/1999                14              0         0.0006%               0%
McDonaough, Patrick & Karen                              8/1/1999                30              0         0.0012%               0%
Mcginnis, Elizabeth                                      8/1/1999               458              0         0.0181%               0%
Mcgovern, M. Marguertie                                  8/1/1999                 3              0         0.0001%               0%
McGuire, Denis                                           8/1/1999               125              0         0.0049%               0%
McLain, Francis L.                                       8/1/1999                10              0         0.0004%               0%
McLaughlin, Colin R. & Carol J.                          8/1/1999                 3              0         0.0001%               0%
McPheison, Terald                                        8/1/1999               255              0         0.0101%               0%
Meeks, Frank M.                                          8/1/1999                40              0         0.0016%               0%
Mehta, Hina                                              8/1/1999               503              0         0.0199%               0%
Meinerz, J. Michael                                      8/1/1999                53              0         0.0021%               0%
Meinerz, Jeffrey J.                                      8/1/1999                14              0         0.0006%               0%
Meinerz, Lois C.  FBO Heathre M. Minerz                  8/1/1999                11              0         0.0004%               0%
Meinerz, Lois C.  FBO Heathre M. Minerz                  8/1/1999                10              0         0.0004%               0%
Meltzer, Gerald E.                                       8/1/1999                11              0         0.0004%               0%
Menconi, Bernardo & Dina Menconi                         8/1/1999                 1              0         0.0000%               0%

                                       27

Milechtaich, Abram & Ursula Milechtaich                  8/1/1999                 5              0         0.0002%               0%
Mims, Fern H.                                            8/1/1999                19              0         0.0008%               0%
Mitchell, Jr. George W.                                  8/1/1999                20              0         0.0008%               0%
Mohan, Piare                                             8/1/1999               218              0         0.0086%               0%
Monahan, Connie                                          8/1/1999                 2              0         0.0001%               0%
Moore, Homer L & Bettye L. Moore                         8/1/1999                20              0         0.0008%               0%
Morgan Sr., William S.                                   8/1/1999                 1              0         0.0000%               0%
Muinck, Andre R.                                         8/1/1999                12              0         0.0005%               0%
Mukarkar, Sarn                                           8/1/1999                51              0         0.0020%               0%
Myers, James J.                                          8/1/1999                 2              0         0.0001%               0%
Napolitano, Phillip                                      8/1/1999             6,598              0         0.2612%               0%
Nastasi, Robert                                          8/1/1999                 1              0         0.0000%               0%
National Financial Services LLC                          8/1/1999                53              0         0.0021%               0%
National Financial Services LLC                          8/1/1999               131              0         0.0052%               0%
National Investor Services                               8/1/1999               105              0         0.0041%               0%
Neal, William Russell                                    8/1/1999                22              0         0.0009%               0%
Nelson, Bruce & Barbara E. Nelson                        8/1/1999                22              0         0.0009%               0%
Nelson, Robert                                           8/1/1999                 3              0         0.0001%               0%
Nelson, Robert                                           8/1/1999                72              0         0.0028%               0%
Nichols, Karen                                           8/1/1999             2,269              0         0.0898%               0%
Nichols, Karen                                           8/1/1999               632              0         0.0250%               0%
Nichols, Richard E.                                      8/1/1999               262              0         0.0104%               0%
Nichols, W. Edward (1)                                   8/1/1999               570              0         0.0226%               0%
Nichols, W. Edward (1)                                   8/1/1999                65              0         0.0026%               0%
Nichols, W. Edward & Karen (1)                           8/1/1999            17,478              0         0.6920%               0%
Nikki Stolee                                             8/1/1999               963              0         0.0381%               0%
Nino, Jose                                               8/1/1999                22              0         0.0009%               0%
Octagon Wordwide Ltd.                                    8/1/1999             2,287              0         0.0906%               0%
Ogilive, Steward                                         8/1/1999                 5              0         0.0002%               0%
Ohlrich, Gary L.                                         8/1/1999                 3              0         0.0001%               0%
Olsen, D. Kay                                            8/1/1999                 5              0         0.0002%               0%
Olson, David A.                                          8/1/1999                 9              0         0.0004%               0%
Omicron Holdings (Company out of business mid 1990's)    8/1/1999               218              0         0.0086%               0%
O'Neal, Merrill                                          8/1/1999               654              0         0.0259%               0%
Otra Clearing,Inc.                                       8/1/1999                14              0         0.0006%               0%
Paddison, Walter & Alice                                 8/1/1999                 4              0         0.0002%               0%
Pagel, Irene H.                                          8/1/1999                 2              0         0.0001%               0%
Pagliari, Terry                                          8/1/1999                20              0         0.0008%               0%
Pan Enterprises, LLC  (Michael Pearce)                   8/1/1999             2,287              0         0.0906%               0%
Panchal, Kanu MD                                         8/1/1999                 4              0         0.0002%               0%
Park, Antoinette M.                                      8/1/1999                 2              0         0.0001%               0%
Park, David S.                                           8/1/1999                 1              0         0.0000%               0%
Parker Howry Family Trust (Eugene Howry)                 8/1/1999               458              0         0.0181%               0%
Parker, John E.                                          8/1/1999               131              0         0.0052%               0%
Patterson Jr., Richard M.                                8/1/1999             2,285              0         0.0905%               0%
Peacock, Gordon P. & Mary L.                             8/1/1999                 9              0         0.0003%               0%

                                       28

Pearlman, Stuart                                         8/1/1999                 3              0         0.0001%               0%
Pears, Michael A.                                        8/1/1999               654              0         0.0259%               0%
Pefley, David R.                                         8/1/1999                 2              0         0.0001%               0%
Peterson, Jane B.                                        8/1/1999                53              0         0.0021%               0%
Peterson, Norman                                         8/1/1999                44              0         0.0017%               0%
Phillips, Patrick E.                                     8/1/1999                14              0         0.0006%               0%
Pierce Family Trust (Jackie Pierce)                      8/1/1999               460              0         0.0182%               0%
Pinehurst Holdings (Sterling Kerr)                       8/1/1999               364              0         0.0144%               0%
Pizzoferrato, John                                       8/1/1999                 3              0         0.0001%               0%
Platte, Rodney H.                                        8/1/1999                 2              0         0.0001%               0%
Ploshnick, Morton                                        8/1/1999                40              0         0.0016%               0%
Podwell, Edward and Mildred                              8/1/1999                 2              0         0.0001%               0%
Pollack, Robert                                          8/1/1999                 4              0         0.0002%               0%
Posnanski, Charles                                       8/1/1999               327              0         0.0129%               0%
Pratt, Glenn                                             8/1/1999                66              0         0.0026%               0%
Pratt, Robert J.                                         8/1/1999                 5              0         0.0002%               0%
Pratt, Ronald, A.                                        8/1/1999                 6              0         0.0002%               0%
Price, Haywood                                           8/1/1999                 5              0         0.0002%               0%
Prior, Harold                                            8/1/1999                 2              0         0.0001%               0%
Pruitt, Al                                               8/1/1999                 1              0         0.0000%               0%
Pusey, Jill                                              8/1/1999                10              0         0.0004%               0%
Randall B. McDonald Life Insurance Trust                 8/1/1999               261              0         0.0103%               0%
(Randall B. McDonald)
Randall B. McDonald Life Insurance Trust                 8/1/1999               207              0         0.0082%               0%
(Randall B. McDonald)
Ray, Michael                                             8/1/1999               164              0         0.0065%               0%
Reed, Harold D.                                          8/1/1999                27              0         0.0010%               0%
Reed, Joe G.                                             8/1/1999                27              0         0.0010%               0%
Reilly, Jeffrey P.                                       8/1/1999               196              0         0.0078%               0%
ReKart, Ado                                              8/1/1999             1,242              0         0.0492%               0%
Rekart, Ado                                              8/1/1999               815              0         0.0323%               0%
ReKart, Ado J.& Marilyn R. ReKart                        8/1/1999               110              0         0.0044%               0%
Reliance Trust FOB Nels W. Schlander                     8/1/1999               436              0         0.0172%               0%
Renk, Russell R. Cust. Travis J. Renk                    8/1/1999                 5              0         0.0002%               0%
Richards, R. Mark                                        8/1/1999                71              0         0.0028%               0%
Richards, Robert Alan                                    8/1/1999                45              0         0.0018%               0%
Rinard, Jackie R.                                        8/1/1999                 2              0         0.0001%               0%
Ripple, Harvey                                           8/1/1999                 1              0         0.0000%               0%
Robert White Irrevocable Life Insurance (Robert White)   8/1/1999               307              0         0.0121%               0%
Robinson Environmental Corp (Larry Robinson)             8/1/1999                50              0         0.0020%               0%
Rogers, Gloria S.                                        8/1/1999                 1              0         0.0000%               0%
Rogers, Lawrence                                         8/1/1999                18              0         0.0007%               0%
Roland, Luella J.                                        8/1/1999               458              0         0.0181%               0%
Romanelli, Frank H.                                      8/1/1999               654              0         0.0259%               0%

                                       29

Rosa, Michael R.                                         8/1/1999             6,740              0         0.2669%               0%
Rose Trust Partnership                                   8/1/1999               218              0         0.0086%               0%
Rosshandler, Susan                                       8/1/1999               182              0         0.0072%               0%
Rothstein, Steven A.                                     8/1/1999                41              0         0.0016%               0%
Rucinski, Jennifer L.                                    8/1/1999                25              0         0.0010%               0%
Rucinski, Robert O.                                      8/1/1999                10              0         0.0004%               0%
Rumbaugh, Rhonda                                         8/1/1999                 3              0         0.0001%               0%
Rumbaugh, Zona                                           8/1/1999                 3              0         0.0001%               0%
Ruth E. Young & Company                                  8/1/1999                31              0         0.0012%               0%
Salandra, Anthony Thomas                                 8/1/1999                87              0         0.0034%               0%
Salandra, Peter and Rachael Salandra, JT TEN             8/1/1999                26              0         0.0010%               0%
Sand Dollar Ventures Ltd. (Ronald Hadam)                 8/1/1999               910              0         0.0360%               0%
Sandow, Leonard A. & Helen                               8/1/1999               436              0         0.0172%               0%
Sapirstein, Eric                                         8/1/1999                22              0         0.0009%               0%
Saughnessy, Linda A.                                     8/1/1999               962              0         0.0381%               0%
Schaefer, Richard P & Rose Marie                         8/1/1999                 2              0         0.0001%               0%
Schandler, Neis                                          8/1/1999               608              0         0.0241%               0%
Schlander, Neis W. IRA                                   8/1/1999                39              0         0.0015%               0%
Schlander, Nels W.                                       8/1/1999               567              0         0.0224%               0%
Schrader, Doris Ann                                      8/1/1999                10              0         0.0004%               0%
Sears, Ann M.                                            8/1/1999               653              0         0.0259%               0%
Sears, Ann M. TTEE Ann Sears Family Nominee Trust        8/1/1999               182              0         0.0072%               0%
Sears, Edith C. TTEE FBO Edith C. Sears                  8/1/1999               349              0         0.0138%               0%
Sears, Hannah                                            8/1/1999               262              0         0.0104%               0%
Sears, Herbert T. (2)                                    8/1/1999            16,574              0         0.6562%               0%
Sears, Herbert T. TTEE Herbert Mason Sears               8/1/1999               262              0         0.0104%               0%
Sears, Herbert T. TTEE Herbert S. Family                 8/1/1999               436              0         0.0172%               0%
Sears, Herbert T. TTEE Herbert W. Sears                  8/1/1999               175              0         0.0069%               0%
Sears, Herbert T.& Ann TTEES Herbert Sears (2)           8/1/1999             2,178              0         0.0862%               0%
Sears, Herbert T.c/f Emily G. Sears (2)                  8/1/1999               262              0         0.0104%               0%
Sears, Herbert W.                                        8/1/1999               175              0         0.0069%               0%
Seminaro, Elizabeth B.                                   8/1/1999                10              0         0.0004%               0%
Shea, Kelley J. & Heather Roesener                       8/1/1999                 1              0         0.0000%               0%
Shenton, William C. & Deborah L. Shenton                 8/1/1999               504              0         0.0199%               0%
Showalter, Catherine L.                                  8/1/1999                 3              0         0.0001%               0%
Showalter, Mark C.                                       8/1/1999                 3              0         0.0001%               0%
Showalter, Robert D.                                     8/1/1999               246              0         0.0097%               0%
Showalter, Steven D.                                     8/1/1999                 3              0         0.0001%               0%
Simpher, Robert G.                                       8/1/1999                 6              0         0.0002%               0%
Simpher, Robert G.                                       8/1/1999                10              0         0.0004%               0%
Simpson, Michael W.                                      8/1/1999               262              0         0.0104%               0%
Siskiyou Investors  (Tom Lindley)                        8/1/1999                 1              0         0.0000%               0%

                                       30

Slayton, Maritta L.                                      8/1/1999                 6              0         0.0002%               0%
Smith, Andrew                                            8/1/1999                 1              0         0.0000%               0%
Smith, Darryl                                            8/1/1999                 1              0         0.0000%               0%
Smith, Dave & Julie Bongard                              8/1/1999                 7              0         0.0003%               0%
Smith, George L.                                         8/1/1999               182              0         0.0072%               0%
Smith, Hugh                                              8/1/1999                67              0         0.0026%               0%
Sorrese, Henry & Joyce Sorrese                           8/1/1999                 1              0         0.0000%               0%
Souran, Karen N.                                         8/1/1999                33              0         0.0013%               0%
Specialty Funders Ltd.  (William Gibney)                 8/1/1999             2,137              0         0.0846%               0%
Speck, George A.                                         8/1/1999                 3              0         0.0001%               0%
Sperling, Leroy A.                                       8/1/1999                 2              0         0.0001%               0%
St. Onge, Baca                                           8/1/1999                44              0         0.0017%               0%
Stan, Otha 7 Cheryl Anderson                             8/1/1999                 1              0         0.0000%               0%
Stein, Wayne                                             8/1/1999                 4              0         0.0002%               0%
Steiner, Jon E. & Ruth V. Steiner                        8/1/1999               336              0         0.0133%               0%
Steiner, Jon FBO Travis W. Steiner                       8/1/1999                44              0         0.0017%               0%
Steiner, Ruth V. FBO Maura J. Steiner                    8/1/1999                22              0         0.0009%               0%
Stendebach, Bernharda                                    8/1/1999               109              0         0.0043%               0%
Stephens, Clint                                          8/1/1999                 5              0         0.0002%               0%
Sterne, Agee & Leach, Brenda M. Sensenig                 8/1/1999               196              0         0.0078%               0%
Sterne, Agee & Leach, Earl A. Sensenig                   8/1/1999               216              0         0.0085%               0%
Stolee, Nikki                                            8/1/1999               106              0         0.0042%               0%
Strause, Jann T.                                         8/1/1999               107              0         0.0042%               0%
Strawmyre, Michael                                       8/1/1999                 2              0         0.0001%               0%
Stubbs, Richard                                          8/1/1999             1,013              0         0.0401%               0%
Suburban Plastic Surgery Association (Philip Bushnik)    8/1/1999               109              0         0.0043%               0%
Sudler, Louis C.                                         8/1/1999             1,329              0         0.0526%               0%
Svacina, Leigh R.                                        8/1/1999               131              0         0.0052%               0%
Swain, Charles r. & Linda A.                             8/1/1999               428              0         0.0169%               0%
Tafoya, J.M. & L.S. Tafoya                               8/1/1999                21              0         0.0008%               0%
TD Investor Company, TD Bank Toronto                     8/1/1999             1,005              0         0.0398%               0%
Teague, Cleve                                            8/1/1999                 5              0         0.0002%               0%
Ten Kid Trust Martha Farmer Trustee                      8/1/1999               436              0         0.0172%               0%
Tenzel, David M.D.                                       8/1/1999               458              0         0.0181%               0%
Tenzel, Richard M.D.                                     8/1/1999               458              0         0.0181%               0%
Thorsen, Richard P. & Nancy Thorsen                      8/1/1999               262              0         0.0104%               0%
Till, Paul                                               8/1/1999                42              0         0.0017%               0%
Tollett, Norman D.                                       8/1/1999                 7              0         0.0003%               0%
Trafton, Larry T. & Deborah J. Tafton                    8/1/1999                 6              0         0.0002%               0%
Tsengas, Steven                                          8/1/1999             5,446              0         0.2156%               0%
Turner, Wilma                                            8/1/1999                 2              0         0.0001%               0%
Unity Church of Christianity (Church in Houston)         8/1/1999                98              0         0.0039%               0%

                                       31

US Bancorp FBO Gerald Bongard                            8/1/1999               166              0         0.0066%               0%
US Bancorp FBO M. Greg Bergmann                          8/1/1999                26              0         0.0010%               0%
Usrey, Amy                                               8/1/1999                48              0         0.0019%               0%
Vaccaro, paul V.                                         8/1/1999                19              0         0.0008%               0%
Van Orman, Judith H.                                     8/1/1999                12              0         0.0005%               0%
Van Westreeneen, Dirk                                    8/1/1999               363              0         0.0144%               0%
Van Westreenen, Dirk                                     8/1/1999             1,869              0         0.0740%               0%
Varcoe, Vernon                                           8/1/1999                16              0         0.0006%               0%
VenBanc Inc.  (Fritz Voelker)                            8/1/1999             3,897              0         0.1543%               0%
VenBanc Inc.  (Fritz Voelker)                            8/1/1999               162              0         0.0064%               0%
Vespa, Jon                                               8/1/1999             1,013              0         0.0401%               0%
Vinton Nissler Allen & Vellore 401K                      8/1/1999             1,307              0         0.0518%               0%
Voelker, Fritz                                           8/1/1999             1,308              0         0.0518%               0%
Voelker, Fritz C.                                        8/1/1999               261              0         0.0103%               0%
Volkman, Michael                                         8/1/1999                44              0         0.0017%               0%
Wagner, Larry L. & Jane M.                               8/1/1999               109              0         0.0043%               0%
Walker, James D.                                         8/1/1999                30              0         0.0012%               0%
Walsh, William & Jane Walsh                              8/1/1999                11              0         0.0004%               0%
Ward, Doug & Carol Ward                                  8/1/1999                87              0         0.0034%               0%
Watson, David & Kimberly Watson                          8/1/1999                26              0         0.0010%               0%
Weingrad, Michael B & Eileen R.                          8/1/1999                11              0         0.0004%               0%
Werner, Mardi                                            8/1/1999                22              0         0.0009%               0%
Werth, Elmer O.                                          8/1/1999               284              0         0.0112%               0%
Whisler, Curtis R. MD                                    8/1/1999               218              0         0.0086%               0%
Whisler, Katherine J.                                    8/1/1999                87              0         0.0034%               0%
Whisler, Laura C.                                        8/1/1999                89              0         0.0035%               0%
Whisler, Walter W.                                       8/1/1999               270              0         0.0107%               0%
White, James                                             8/1/1999                27              0         0.0010%               0%
Wilcox, David W. Educational Trust                       8/1/1999                 1              0         0.0000%               0%
Wiley, Jack                                              8/1/1999                 4              0         0.0001%               0%
Wiley, Joseph I.                                         8/1/1999               431              0         0.0170%               0%
Willett, Helen M.                                        8/1/1999                 2              0         0.0001%               0%
Williamson, Julie                                        8/1/1999                11              0         0.0004%               0%
Wolf, Martin                                             8/1/1999                30              0         0.0012%               0%
Wolfson, Howard M. IRA                                   8/1/1999                22              0         0.0009%               0%
Wood, David W. IRA  (David W. Wood)                      8/1/1999               327              0         0.0129%               0%
Woolf, Marc W. & Cynthia R. Woolf                        8/1/1999                10              0         0.0004%               0%
Wright, Jay E & Jeanne                                   8/1/1999                23              0         0.0009%               0%
Yatros, George                                           8/1/1999               105              0         0.0041%               0%
Zeitlin, Michael                                         8/1/1999                 2              0         0.0001%               0%
Zelle, Patricia S.                                       8/1/1999                 1              0         0.0000%               0%
Zieback, Kathryn M.                                      8/1/1999                 7              0         0.0003%               0%

                                       32

Zoeller, Henry A.                                        8/1/1999                 2              0         0.0001%               0%
Healey, Brian                                            8/4/1999            20,585              0         0.8151%               0%
Healey, Brian                                            8/4/1999            13,723              0         0.5434%               0%
Rosa, Michael                                            8/4/1999            20,585              0         0.8151%               0%
Groves, Jared                                            9/7/1999            20,585              0         0.8151%               0%
Healey, Brian                                            9/7/1999           205,846              0         8.1506%               0%
Sears, Herbert T. (2)                                    9/7/1999           140,661              0         5.5696%               0%
Dixon, Giles                                            9/21/1999             1,373              0         0.0543%               0%
Sawyer, Peter                                           11/1/1999             2,745              0         0.1087%               0%
Carlton, Mark L.                                       12/20/1999             2,745              0         0.1087%               0%
Mason, Thomas                                          12/20/1999             2,745              0         0.1087%               0%
Rosshandler, Jonathan                                  12/20/1999             1,373              0         0.0543%               0%
Cullinane, Robert W.                                    1/26/2000             2,745              0         0.1087%               0%
Kozak, Scott L. & Christiane W.Kozak                    1/26/2000             2,745              0         0.1087%               0%
Groves, Jared c/o Brian Healey                           2/2/2000               110              0         0.0044%               0%
Clark, Charles R. Jr. and Claire P. Clark                2/7/2000             2,745              0         0.1087%               0%
Mason, Shipley C.                                        2/7/2000             2,745              0         0.1087%               0%
Mason, Thomas                                            2/7/2000             2,745              0         0.1087%               0%
Clifford, John                                          2/11/2000             1,373              0         0.0543%               0%
Clifford, John and Kathy                                2/11/2000             1,373              0         0.0543%               0%
Hays, Helen                                             2/11/2000             1,373              0         0.0543%               0%
Healey, Daniel and Celine Healey                        2/11/2000             1,373              0         0.0543%               0%
Healey, Donald & Mauren                                 2/11/2000             1,373              0         0.0543%               0%
Healey, John and Carolyn                                2/11/2000             1,373              0         0.0543%               0%
Healey, Lisa                                            2/11/2000             1,373              0         0.0543%               0%
Marco, Ed and Cherly                                    2/11/2000             1,373              0         0.0543%               0%
Nichols, John W.                                        2/11/2000             4,803              0         0.1902%               0%
Nichols, Karen A.                                       2/11/2000            13,723              0         0.5434%               0%
Nichols, Richard E.                                     2/11/2000             4,803              0         0.1902%               0%
Nichols, W. Edward (1)                                  2/11/2000             9,606              0         0.3804%               0%
McCue, Robert C                                         2/14/2000               275              0         0.0109%               0%
Cruver and Associates P.C. (Donald Cruver)              2/15/2000             1,373              0         0.0543%               0%
Sears, Ann M.                                           2/17/2000             6,862              0         0.2717%               0%
Sears, Emily G.                                         2/17/2000             4,117              0         0.1630%               0%
Sears, Hannah T.                                        2/17/2000             4,117              0         0.1630%               0%
Sears, Herbert M.                                       2/17/2000             4,117              0         0.1630%               0%
Sears, Herbert T. (2)                                   2/17/2000             8,234              0         0.3260%               0%
Coppa, Thomas P. & Melinda M.                           2/22/2000             1,373              0         0.0543%               0%
Rhuda, Glen                                             2/22/2000             1,373              0         0.0543%               0%
Davidian, Harry Jr.                                      3/5/2000             2,745              0         0.1087%               0%
Davidian, Robert                                         3/5/2000             1,373              0         0.0543%               0%
Jones, K. Bruce                                          3/5/2000             1,373              0         0.0543%               0%

                                       33

Dream Girl LLC (Darlene D. Daren)                       5/19/2000             3,202              0         0.1268%               0%
Software International LLC (Robert J. Britton)          5/19/2000             2,745              0         0.1087%               0%
Burlingame, Hal                                          8/2/2000                80              0         0.0032%               0%
Baker, Brian                                            8/26/2000                26              0         0.0010%               0%
Beechko, Andrew J.                                      8/26/2000                15              0         0.0006%               0%
Bergmann, Marvin E. & Sally Bergmann                    8/26/2000                29              0         0.0011%               0%
Charles Schwab & Co. FBO Bruce E. Fisc                  8/26/2000                22              0         0.0009%               0%
Charles Schwab & Co. FBO James Alan H                   8/26/2000                83              0         0.0033%               0%
Charles Schwab & Co. FBO Julie Catherine                8/26/2000                13              0         0.0005%               0%
Charles Schwab FBO K. Bruce Jones & Associates          8/26/2000                84              0         0.0033%               0%
Chheda, Vasant & Shobha Chheda                          8/26/2000             1,278              0         0.0506%               0%
CIBC World Markets Corp.                                8/26/2000               915              0         0.0362%               0%
Collins, Michael A.                                     8/26/2000                13              0         0.0005%               0%
Crawford, Sandra                                        8/26/2000                43              0         0.0017%               0%
Cuprisin, Nancy L.                                      8/26/2000               262              0         0.0104%               0%
Danbury Cap. Corp. PTY LTD  (Neil and Mark Ohlson)      8/26/2000             3,960              0         0.1568%               0%
Danbury Investments PTY Limited (Neil and Mark Ohlson)  8/26/2000             2,235              0         0.0885%               0%
Danbury PTY Limited (Neil and Mark Ohlson)              8/26/2000             1,089              0         0.0431%               0%
Davidian, Harry Jr.                                     8/26/2000               653              0         0.0259%               0%
Davidian, Robert H.                                     8/26/2000               983              0         0.0389%               0%
Emmett A. Larkin IRA Cust FBO Glenn G.                  8/26/2000                22              0         0.0009%               0%
Fabiano, Michael P.                                     8/26/2000             1,331              0         0.0527%               0%
Felthoven, Karen M. IRA                                 8/26/2000                67              0         0.0027%               0%
Gerberding, Willi                                       8/26/2000                35              0         0.0014%               0%
Gill, Brandon G.                                        8/26/2000               141              0         0.0056%               0%
Gockeler, Arthur C. & Ann Marie Goeckeler               8/26/2000                22              0         0.0009%               0%
Goodwin, Mona S.                                        8/26/2000                 9              0         0.0003%               0%
Goodwin, Walter F. & Elisa Bernardi-Goodwin             8/26/2000                81              0         0.0032%               0%
Graham, Max Y. IRA                                      8/26/2000                 9              0         0.0003%               0%
Hallett, Michael J.                                     8/26/2000               100              0         0.0040%               0%
Ho, Mark IRA                                            8/26/2000               240              0         0.0095%               0%
Hsueh - Hsiung Liu                                      8/26/2000               131              0         0.0052%               0%
Huffman, Sandy                                          8/26/2000                33              0         0.0013%               0%
Huot, James & Lois J. Huot                              8/26/2000                 2              0         0.0001%               0%
Hutchinson, F. Fred & Loren Hutchison                   8/26/2000                39              0         0.0015%               0%
J.C. Williamson Productions PTY (Neil and Mark Ohlson)  8/26/2000             1,024              0         0.0405%               0%
Kellis, Augustine                                       8/26/2000               131              0         0.0052%               0%
Kenneth F. Levin General Partner                        8/26/2000                72              0         0.0029%               0%
Lawrence, Steven R. & Marjory B. Lawrence               8/26/2000                65              0         0.0026%               0%
Lazar, Randal & Candy Lazar                             8/26/2000                29              0         0.0011%               0%
Lou, Chee                                               8/26/2000               113              0         0.0045%               0%
Lyon, Lawrence G. & Maryanne J. Lyon                    8/26/2000                35              0         0.0014%               0%
Mehta, Hina                                             8/26/2000               194              0         0.0077%               0%

                                       34

Memmer, Mary T. IRA                                     8/26/2000                44              0         0.0017%               0%
Nichols, W. Edward & Karen A. Nichols (1)               8/26/2000               118              0         0.0047%               0%
Olsen, Matthew Z.                                       8/26/2000                32              0         0.0013%               0%
Orlick, Marty & Gail Ann Orlich                         8/26/2000                44              0         0.0017%               0%
Posnanski, Charles J. FBO CJP Living Trust              8/26/2000               684              0         0.0271%               0%
Rekart, Stuart T.                                       8/26/2000                39              0         0.0015%               0%
Robinson, Lois Annelle                                  8/26/2000             1,198              0         0.0474%               0%
Robinson, Travis K.                                     8/26/2000               305              0         0.0121%               0%
Rogers, Larry                                           8/26/2000                26              0         0.0010%               0%
Roos, Dirk W. IRA                                       8/26/2000                22              0         0.0009%               0%
Saad, Diane & George Saad                               8/26/2000                17              0         0.0007%               0%
Sarkisian, Gregory C. & Colleen Sarkisian               8/26/2000               196              0         0.0078%               0%
Seeker I, Shell                                         8/26/2000                92              0         0.0036%               0%
Sensenig, Andrew                                        8/26/2000               131              0         0.0052%               0%
Shah, Tarun & Jayshree Shah                             8/26/2000               139              0         0.0055%               0%
Tandon, Rajeen                                          8/26/2000               207              0         0.0082%               0%
US Securities & Futures Corp. c/o John Hing             8/26/2000                83              0         0.0033%               0%
US Securities & Futures Corp. c/o John Hing             8/26/2000                65              0         0.0026%               0%
Van Sickle, Kari Lynn                                   8/26/2000                 9              0         0.0003%               0%
Yeager, Cedile Fields                                   8/26/2000               588              0         0.0233%               0%
Amburgey, Andrea                                        9/12/2000                15              0         0.0006%               0%
Amunategui, Rosalind                                    9/12/2000                 5              0         0.0002%               0%
Charles Schwab & Co. FBO Carol Ann V                    9/12/2000                 2              0         0.0001%               0%
Charles Schwab & Co. FBO Dana Susan                     9/12/2000                56              0         0.0022%               0%
Charles Schwab & Co. FBO Jeffrey H. Sto                 9/12/2000                13              0         0.0005%               0%
Charles Schwab & Co. FBO Robert John                    9/12/2000                31              0         0.0012%               0%
Charles Schwab & Co., FBO Tom Withorn                   9/12/2000               762              0         0.0302%               0%
Charles Schwab FBO Carroll E. Taylor IRA                9/12/2000               371              0         0.0147%               0%
Constance Clark TTEE Shadow Talk Trust U/A DTD          9/12/2000               102              0         0.0040%               0%
Durrett, Bryan P.                                       9/12/2000                48              0         0.0019%               0%
Hadam, Chester & Goldie Hadam                           9/12/2000                53              0         0.0021%               0%
Hayes, Harry D.                                         9/12/2000                69              0         0.0027%               0%
Javeri, Dinesh                                          9/12/2000               273              0         0.0108%               0%
Kanarek, Michael                                        9/12/2000                44              0         0.0017%               0%
McGiven, James W. IRA Rollover                          9/12/2000                87              0         0.0034%               0%
McGivern, Patrick F.                                    9/12/2000                13              0         0.0005%               0%
Meninno, Albert J. Jr.                                  9/12/2000                21              0         0.0008%               0%
Moody, Mark L. & Mary L. Moody                          9/12/2000                26              0         0.0010%               0%
Nasser, William M.                                      9/12/2000                16              0         0.0006%               0%
Quinlan, Kenneth P. & Marguerite W.Quinlan              9/12/2000                13              0         0.0005%               0%
Rae, Dennis                                             9/12/2000                 1              0         0.0000%               0%
Robinson, Chantelle R.                                  9/12/2000               411              0         0.0163%               0%

                                       35

Robinson, Larry L. & Lois Annelle Robinson              9/12/2000             4,346              0         0.1721%               0%
Roger, Francina Maria                                   9/12/2000                11              0         0.0004%               0%
Sears, Herbert t. TTEES Sears Family Non (2)            9/12/2000               192              0         0.0076%               0%
Stanchich, Lino                                         9/12/2000                22              0         0.0009%               0%
Stockfish, Jeffrey H.                                   9/12/2000                53              0         0.0021%               0%
Stockfish, Jeffrey H. Cust for Jason Matthew            9/12/2000                65              0         0.0026%               0%
Stockfish, Jeffrey H. Cust for Kevin Michael            9/12/2000                65              0         0.0026%               0%
Stockfish
Taylor, Carroll E. TTEE Taylor Family Trust U?A         9/12/2000               205              0         0.0081%               0%
DTD
Tsengas, S. & Constance M.                              9/12/2000                22              0         0.0009%               0%
Tsengas, Steven & Evangelia S. Tesengas                 9/12/2000               523              0         0.0207%               0%
Valenzeula III, Mike G.                                 9/12/2000                96              0         0.0038%               0%
Voss, Brian C.                                          9/12/2000               697              0         0.0276%               0%
Wax, Robert                                             9/12/2000                 6              0         0.0002%               0%
Weiss, Keith Howard                                     9/12/2000                65              0         0.0026%               0%
Withorn, Tom Jr.                                        9/12/2000               523              0         0.0207%               0%
Withorn, Tom Jr. C/F Melissa Darby Withol               9/12/2000               342              0         0.0135%               0%
Withorn, Tom Jr. C/F Taylor N. Withorn                  9/12/2000               134              0         0.0053%               0%
Withorn, Tom Jr. C/F Thomas S. Withorn,                 9/12/2000               305              0         0.0121%               0%
Bushnick, Philip N. TTEE Philip N. Buschnick           10/16/2000                 3              0         0.0001%               0%
Clark, James E. & Betty E. Clark                       10/16/2000                 9              0         0.0004%               0%
Ebert, Mrs. Barbara L. & Mr. John F. Ebert             10/16/2000                 7              0         0.0003%               0%
Farrell, Robert & Lauren Farrell                       10/16/2000                17              0         0.0007%               0%
Kelley, Dwight & Carolyn June Kelley TOD               10/16/2000                 2              0         0.0001%               0%
Mahakian, Leon                                         10/16/2000                 2              0         0.0001%               0%
Marshall, Brian & Irene Marshall                       10/16/2000                87              0         0.0034%               0%
MLPF & S Cust FBO Gloria Hale Withorn                  10/16/2000                17              0         0.0007%               0%
MLPF & S cust FBO Tom Withorn IRA                      10/16/2000                48              0         0.0019%               0%
Poulos, John A.                                        10/16/2000                 4              0         0.0002%               0%
Ronca, Barbara                                         10/16/2000               103              0         0.0041%               0%
Saito, Eric Y.                                         10/16/2000                 9              0         0.0003%               0%
Liu, Frank                                              5/18/2007            25,000              0         0.9899%               0%
Nichols, Karen A.                                        6/1/2007            82,339              0         3.2603%               0%
Nichols, W. Edward (1)                                   6/1/2007            61,754              0         2.4452%               0%
Weiss, Glenda                                            6/1/2007            48,031              0         1.9018%               0%
Littman, Michael                                        9/27/2007           250,000              0         9.8989%               0%
Nichols. W. Edward (1)                                  9/27/2007           210,000              0         8.3151%               0%
Sears, Herbert T. (2)                                   9/27/2007           210,000              0         8.3151%               0%
Hatkoff, Reed                                          12/10/2007            50,000              0         1.9798%               0%
Hussey, Stan                                           12/10/2007           100,000              0         3.9596%               0%
Nichols, W. Edward (1)                                 12/10/2007            50,000              0         1.9798%               0%
Sears, Herbert T. & Ann M. Sears TR'S FBO Herbert      12/10/2007            50,000              0         1.9798%               0%
Sears Family Trust UA Mar 6 1993 (2)
Nichols, W. Edward (1)                                   1/4/2008             5,000              0         0.1980%               0%
Sears, Herbert T. (2)                                    1/4/2008             5,000              0         0.1980%               0%
Lincoln America Investments, LLC (Paul Williams)         2/5/2008           100,000              0         3.9596%               0%
Raymond James & Associates, Inc.CSDN FBO Douglas        3/21/2008                44              0         0.0017%               0%
K. McCain IRA UAD 10/20/98 Acct 71803444
(Douglas K. McCain)
Blekicki, Ronald                                        3/24/2008            25,000              0         0.9899%               0%
Blekicki, Susan                                         3/24/2008           305,000              0        12.0767%               0%
Nichols, W. Edward (1)                                  3/24/2008            25,000              0         0.9899%               0%
Sears, Herbert T. (2)                                   3/24/2008            25,000              0         0.9899%               0%
B.I.M.S. (Kevin Wood)                                      4/4/08           100,000              0          3.956%               0%
                                                                   -----------------
                                             TOTAL                        2,490,816

MATERIAL RELATIONSHIPS

(1) President since 2008 and Director since 1999.
(2) Chief Financial Officer since 2008 and Director since 1999.

None of the above listed shareholders are registered broker-dealers or are associates of a registered broker-dealer.

None of the above listed shareholders are affiliates of any registered broker-dealers.

PLAN OF DISTRIBUTION

We will conduct the sale of shares by the Company on a self-underwritten basis. After October 19, 2008 we will cease our offering of our shares by the Company and file a post-effective amendment to the Registration Statement to deregister any unsold shares of the Offering to the public and our selling shareholders may then commence to sell their securities in market sales, if a market ever develops hereafter. There will be no underwriters used on sales of the 500,000 shares to the public, no dealers' commissions paid on sales of the 500,000 shares to the public, and no passive market making. Our officers and directors, Edward Nichols and Herbert Sears will sell securities on our behalf in this offering. Edward Nichols and Herbert Sears are not subject to a statutory disqualification as such term is defined in Section (a)(39) of the Securities Exchange Act of 1934. They will rely on Rule 3a4-1 to sell our securities without registering as broker-dealers. Messrs. Nichols and Sears will not offer any of their shares for sale until the offering to the public of our shares has been closed. They are serving as our officers and directors otherwise than in connection with transactions in securities and will continue to do so at the conclusion of this offering. They have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months. Our officers and directors will not receive commissions or other remuneration in connection with their participation in this offering based either directly or indirectly on transactions in securities. We will only use this prospectus in connection with this offering and no other sales materials.

There is no market for the securities at this time and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. Until a public market develops, we are registering our shares for sale at the following price:

        ----------------------- ------------------------------
                TITLE                       PER SECURITY
        ----------------------- ------------------------------
             Common Stock                       $0.50
        ----------------------- ------------------------------

At any time after a market  develops,  our selling  shareholders  may sell their
securities   at  market   prices  or  at  any  price  in  privately   negotiated
transactions.

The prices for sale of shares were arbitrarily set at $0.50 per share, and bear no relationship to any quantification of value.

Our selling shareholders may be deemed underwriters in this offering.

Any funds from sale of shares from the company not immediately used for corporate purposes will be deposited into an interest bearing account in our name, and interest accrued on such funds will be retained by us.

DESCRIPTION OF SECURITIES

The securities being registered and/or offered by this Prospectus are shares.

COMMON STOCK

We are presently authorized to issue two hundred million (200,000,000) shares of our common stock. A total of two million, five hundred twenty five thousand, five hundred twenty four (2,525,524) common shares are issued and outstanding as of August 5, 2008.

COMMON SHARES

All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders' meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any shareholders' meeting for each share they own as of the record date fixed by the board of directors. There is no quorum requirement for shareholders' meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation and our By-Laws as well as to the applicable statutes of the State of Colorado for a more complete description of the rights and liabilities of holders of shares. It should be noted that the board of directors without notice to the shareholders may amend the By-Laws. Our shares do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of directors may not be able to elect any director.

PREFERRED SHARES

We are presently authorized to issue ten million (10,000,000) Shares of Preferred Stock, no par value per share. As of August 25, 2008 we had no shares of Preferred Stock issued and outstanding.

TRANSFER AGENT

Effective upon the completion of this offering, the transfer agent for our securities is Mountain Share Transfer, Inc., 1625 Abilene, Broomfield, Colorado 80020.

INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in us, or who is, or was, our promoter, underwriter, voting trustee, director, officer or employee.

INFORMATION WITH RESPECT TO THE REGISTRANT

A. DESCRIPTION OF BUSINESS
   ------------------------

HISTORY OF BEDROCK ENERGY, INC.

CellTouch, Inc., now known as Bedrock Energy, Inc., was incorporated in Colorado on August 11, 2004 with its name changed to Bedrock Energy, Inc. on October 18, 2007. Enviromart.com, Inc. was incorporated in New Hampshire in March 1999. On September 21, 2004 CellTouch, Inc. and Enviromart.com, Inc. were merged under the laws of the State of Colorado and CellTouch, Inc. became the surviving entity. We have been in the development stage since our inception. Activities through December 31, 2007 include the raising of equity capital and the formation of a previous business plan to sell environmental products over the Internet as well as the current business plan to merge with or acquire and develop assets from a company in the oil and gas industry.

COMPANY OVERVIEW

We have been inactive during the last 5 years. We have no recent operating history and no representation is made, nor is any intended, that we will able to carry on our activities profitably. The viability of the proposed business effort is dependent upon sufficient funds being realized from this offering, of which there is no assurance. Edward Nichols, President, Chief Executive Officer and director, has prior experience in the acquisition, evaluation, exploration and development of oil and gas properties. Edward Nichols and Herbert Sears devote part-time efforts to our affairs.

We are an oil and gas exploration and development company focused on creating a portfolio of North American assets, located in the Central and Western United States that exhibit consistent, predictable, and long-lived production capabilities. We plan to build value for our shareholders through the acquisition and development of gas and oil assets that contain proven reserves in domestic areas where reserves can be economically produced at a low risk to the Company relying on joint venture partners to supply most of the funds needed to explore or develop these properties.

Our  main  emphasis  will  be  to  acquire   production  or  revenue  generating
opportunities either by lease purchase or farmout, when available, with third parties and industry partners.

We have no revenues at this time and anticipate that we will need additional capital to support the execution of our business plan. Decisions regarding future participation in acquisitions or other business development activities will be made on a case-by-case basis.

Our Goals for the next year are as follows:

MILESTONES

----------------------------------- -- ----------------------------------------
      3rd Quarter 2008                 Completion of Registration Statement
----------------------------------- -- ----------------------------------------
      4th Quarter 2008                 Closure of Registration Statement
----------------------------------- -- ----------------------------------------
      1st Quarter 2009                 Commence revenue from operations
----------------------------------- -- ----------------------------------------
      2nd Quarter 2009                 Acquire additional producing properties
----------------------------------- -- ----------------------------------------

PLAN OF OPERATIONS: We plan to engage in the exploration, acquisition, development, production, and sale of natural gas and crude oil, although the Company expects to generate most of its initial revenue from the production and sale of natural gas.

Our overall growth strategy is to continue building value in our Company through the development and acquisition of gas and oil assets that exhibit consistent, predictable, and long-lived production. Our current focus is Coal Bed Methane ("CBM") reservoirs in the Central and Western region of the United States which produce both Coal Bed Methane, and at times, conventional gas.

We plan on acquiring properties that contain proven gas reserves, some of which are adjacent to interstate pipeline systems which provide ready access to sales markets for the gas produced. The major natural gas corridors in the United States and Canada are shown in Exhibit 99.1(a).








                     Please see graphic on Exhibit 99.1(a).



We believe our path to success will be built around a three phase growth strategy as described below:

PHASE ONE of our business plan calls for investing in various lease holdings and properties with no current production. This program is consistent with our principal strategy which is to acquire and farm-out large land positions in major oil and natural gas basins while retaining substantial carried interests. Surface geology will be reviewed along with seismic data, when available, which will aid in subsurface structural interpretation and lead generation for new acquisition opportunities in areas of interest.

PHASE TWO of our business plan calls for purchasing interests in properties which contain proven reserves. This growth strategy is partially based on participation, as it intends to team up with outside strategic partners, and investors who will assume part or all of the costs associated with the drilling of additional wells in exchange for part of the revenues derived from the wells they finance. We expect that implementation of this strategy will reduce the financial risk to us while retaining an overriding net royalty interest in each successful well drilled.

PHASE THREE of our business plan calls for originating, developing and managing balanced, low-risk, highly-focused developmental drilling programs, with accredited investors and qualified partners, in areas with low drilling costs and high success rates. This stage further balances our approach to profitable energy asset development through low risk, highly focused, predominantly "development" drilling projects.

This business development plan is expected to be executed in multiple phases. The pace of the development will obviously depend on the availability of a viable financing program, lender restrictions, general economic conditions, and potential other factors relevant to this type of program.

THE MARKET: NATURAL GAS SUPPLY AND DEMAND: We believe that the rising oil and gas prices, combined with geopolitical instability and soaring demand from burgeoning economies in China and India, have increased the intrinsic value of predictable, secure, North American reserves, and we expect this trend to continue in light of tensions in the Middle East and certain other foreign countries (e.g., Venezuela, Nigeria).

The National Petroleum council estimates the U.S. demand for natural gas to increase from 22 trillion cubic feet (TCF) in 1998 to over 31 TCF by 2015. This nearly 50% increase in demand for natural gas, coupled with constrained supplies from conventional sources and storage facilities, suggests an urgent need for new gas sources. Although conventional gas sources such as high permeability sandstones supply about 60% of the U.S. demand (13 TCF in 1998), projections indicate a flat to declining supply through year 2015. The shortfall in conventional gas supply is expected to be taken up by production from un-conventional sources such as tight gas sandstones/shales, associated gas, and Coal Bed Methane (CBM). CBM shows great promise as a future source of natural gas, with the US Geological Survey estimating some 700 TCF contained in 6 major CBM basins in the continental US. This constitutes an enormous reserve, almost the entire US demand for the next 25 years. The Western Interior Basin covering portions of Oklahoma, Kansas, and Missouri is one of those 6 major basins. The Gas Research Institute estimates CBM gas reserves in the Forrest City and Cherokee basin, the two sub-basins of the Western Interior Basin, contain approximately 7 TCF.

We plan to acquire leases that lie within one or both of these sub-basins. We believe the current supply and demand fundamentals will lead to a strengthening in prices. Consequently, we intend to continually seek out potential producing properties in these regions of the U.S.



                     Please see graphic on Exhibit 99.1(b).



CBM PRODUCTION: CBM production is similar to conventional natural gas production in terms of the physical production facilities and the product produced. However, surface mechanics and some production characteristics of CBM wells are quite different from traditional natural gas production wells. Methane gas is created as part of the coalification process. Coals vary in their methane gas content which is defined by the industry as cubic feet of gas per ton of coal. Conventional natural gas wells assume a porous and permeable reservoir, hydrocarbon migration and a natural structural or stratigraphic trap. However, CBM is trapped in the molecular structure of the coal itself until it is released by pressure changes, resulting from water removal from the coal-bed.

Water completely permeates coal-beds and the natural fracture system or cleats as they are normally referred. In good production areas, the cleats are pervasive throughout the coal-beds. CBM gas, principally methane, is adsorbed onto the grain surfaces of the coal. To produce CBM, the water must be drawn off first, lowering the pressure so that the methane gas will desorb from the coal thus allowing gas to flow from the coal into the de-watered cleats that act as high permeable conduits to the well bore, where gas can be produced at the well head. These cleats are assumed to have been formed during the coalification and uplifting processes. If cleat permeability is adequately developed, it may allow commercial quantities of methane gas to be produced from the well. The qualities of productive CBM wells include coal quality, the content of natural gas per ton of coal, thickness of the coal-beds, reservoir pressure, existence of natural fractures, and overall permeability of the coal-bed.




                     Please see graphic on Exhibit 99.1(c).



CBM production also differs from conventional gas production that normally starts at its highest production rate and then declines with time. Because coal-beds have water residing within the cleats, the water needs to be withdrawn in order to promote production of the adsorbed gases. Thus, for the case of CBM, initial water production is high and diminishes with time. CBM gas production, however, starts at a relatively low rate, reaching a peak some months later and then begins to decline.

CBM production is attractive due to several geological factors: Coal stores six or seven times as much gas as a conventional natural gas reservoir of equal rock volume due to the large internal surface area of coal; significant amounts of coal are accessible at shallow depths, making well drilling and completion relatively inexpensive; exploration costs are also low since methane occurs in coal deposits, and the location of the Nation's coal resources is well defined as indicated in the prominent Western Natural gas fields map shown to the right.

                     Please see graphic on Exhibit 99.1(d).







Estimates of the in-place gas resources of the principal coal-bearing basins of the United States exceed 700 trillion cubic feet. Economically recoverable resources of coal bed gas are probably less than 100 Tcf. This represents about a five-year supply at current U.S. consumption rates.

GLOBAL OIL SUPPLY AND DEMAND: World demand for oil is expected to increase by 54 percent in the first 25 years of the 21st century, according to the Energy Information Agency of the U.S. government. To meet that demand, the world's oil-producing countries will have to pump out an additional 44 million barrels of oil each and every day by 2025.

Much of the growth in demand - about 40 percent will come from Asia, where demand is expected to double by 2025, thanks mainly to rapidly growing economies in China and India. In 2004, China passed Japan as the world's second-largest consumer of oil. It ate up an average of 6.63 million barrels of oil every day - about twice what it produces. Its oil imports doubled between 1999 and 2004. China's demand for oil is expected to continue to increase by five to seven percent a year. If that happens, China will surpass the United States as the world's largest consumer of oil by 2025. Similarly, India's oil needs are expected to grow by four to seven per cent a year.

Up to this point, the world's oil producers have generally been able to meet demand. However, should demand increase substantially, or production decrease for any reason, there could be a significant spike in the price of oil and possible shortages. The London-based Oil Depletion Analysis Centre recently released a study that predicted tight oil supplies through the rest of this decade, even if all of the new major oil recovery projects scheduled to come on stream over the next six years meet their targets. The only way to avoid it, the study said, is for demand to drop sharply.

INCREASING SUPPLY: There are two ways to increase oil supply: getting more oil out of existing wells and finding new sources. Extraction from existing wells has been getting steadily more efficient; according to The Economist, "A few decades ago, the average oil recovery rate from reservoirs was 20%; thanks to remarkable advances in technology, this has risen to about 35%," with future increases expected (19). Methods for recovering oil from shale are notable for continuing to improve. Furthermore new sources, including the ocean, continue to be opened for exploration.

AREAS OF INTEREST AND PROPERTY: We will consider the following criteria when evaluating whether to acquire an oil and gas prospect:

1)  Proximity to existing production;
2)  Target zone is less than 4,000 feet in depth;
3)  Location in a known producing region;
4)  Whether there is well control data from nearby drill sites;
5)  Favorable geologic evaluations by local geologists of production potential;
6)  Reasonable cost of acquisition;
7)  Term of lease and drilling commitment, if any; and
8)  Reasonable drilling cost estimates.

Upon selecting a lease for purchase, a geochemical survey of the property will be initiated.

COMPETITION, MARKETS, REGULATION AND TAXATION

COMPETITION: There is a large number of companies and individuals engaged in the exploration for minerals and oil and gas; accordingly, there is a high degree of competition for desirable properties. Many of the companies and individuals so engaged have substantially greater technical and financial resources than us.

Most of the domestic natural gas reserves are concentrated in larger U.S. based companies. In 2005, the top twenty operators (Class 1-10 and 11-20) had sixty percent of the proven reserves of natural gas. The next two size classes contain 80 and 400 companies and account for 24 and 10 percent of the U.S. natural gas proved reserves, respectively. The top 20 operators had a 23 percent increase in their reserves from 200 to 2005. The rest of the operators had a three percent increase in their reserves during the same period. There were 859 active gas producing fields in 2005 and approximately 15,000 domestics oil and gas operators.





                     Please see graphic on Exhibit 99.1(e).








MARKETS: The availability of a ready market for oil and gas discovered, if any, will depend on numerous factors beyond the control of us, including the proximity and capacity of refineries, pipelines, and the effect of state regulation of production and of federal regulations of products sold in interstate commerce, and recent intrastate sales. The market price of oil and gas are volatile and beyond our control. The market for natural gas is also unsettled, and gas prices have increased dramatically in the past four years with substantial fluctuation, seasonally and annually.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is no assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There presently exists an oversupply of gas in the certain areas of the marketplace due to pipeline capacity, the extent and duration of which is not known. Such oversupply may result in restrictions of purchases by principal gas pipeline purchasers.

GOVERNMENTAL REGULATIONS: Regulation of Oil and Natural Gas Production. Our oil and natural gas exploration, production and related operations, when developed, are subject to extensive rules and regulations promulgated by federal, state, tribal and local authorities and agencies. For example, some states in which we may operate require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and natural gas. Such states may also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from wells, and the regulation of spacing, plugging and abandonment of such wells. Failure to comply with any such rules and regulations can result in substantial penalties. The regulatory burden on the oil and gas industry will most likely increase our cost of doing business and may affect our profitability. Although we believe we are currently in substantial compliance with all applicable laws and regulations, because such rules and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws. Significant expenditures may be required to comply with governmental laws and regulations and may have a material adverse effect on our financial condition and results of operations.

FEDERAL REGULATION OF NATURAL GAS: The Federal Energy Regulatory Commission ("FERC") regulates interstate natural gas transportation rates and service conditions, which may affect the marketing of natural gas produced by us, as well as the revenues that may be received by us for sales of such production. Since the mid-1980s, FERC has issued a series of orders, culminating in Order Nos. 636, 636-A and 636-B ("Order 636"), that have significantly altered the marketing and transportation of natural gas. Order 636 mandated a fundamental restructuring of interstate pipeline sales and transportation service, including the unbundling by interstate pipelines of the sale, transportation, storage and other components of the city-gate sales services such pipelines previously performed. One of FERC's purposes in issuing the order was to increase competition within all phases of the natural gas industry. The United States Court of Appeals for the District of Columbia Circuit largely upheld Order 636 and the Supreme Court has declined to hear the appeal from that decision. Generally, Order 636 has eliminated or substantially reduced the interstate pipelines' traditional role as wholesalers of natural gas in favor of providing only storage and transportation service, and has substantially increased competition and volatility in natural gas markets.

The price we may receive from the sale of oil and natural gas liquids will be affected by the cost of transporting products to markets. Effective January 1, 1995, FERC implemented regulations establishing an indexing system for transportation rates for oil pipelines, which, generally, would index such rates to inflation, subject to certain conditions and limitations. We are not able to predict with certainty the effect, if any, of these regulations on our intended operations. However, the regulations may increase transportation costs or reduce well head prices for oil and natural gas liquids.

COMPLIANCE WITH ENVIRONMENTAL LAWS AND REGULATIONS: Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date our compliance with these regulations has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on our activities.

EFFECT OF CHANGING INDUSTRY CONDITIONS ON DRILLING ACTIVITY: Lower oil and gas prices have caused a decline in drilling activity in the U.S. from time to time. However, such reduced activity has also resulted in a decline in drilling costs, lease acquisition costs and equipment costs, and an improvement in the terms under which drilling prospects are generally available. We cannot predict what oil and gas prices will be in the future and what effect those prices may have on drilling activities in general, or on its ability to generate economic drilling prospects and to raise the necessary funds with which to drill them.

REGULATION AND PRICING OF NATURAL GAS: Our operations may be subject to the jurisdiction of the Federal Energy Regulatory Commission (FERC) with respect to the sale of natural gas for resale in interstate and intrastate commerce. State regulatory agencies may exercise or attempt to exercise similar powers with respect to intrastate sales of gas. Because of its complexity and broad scope, the price impact of future legislation on the operation of us cannot be determined at this time.

CRUDE OIL AND NATURAL GAS LIQUIDS PRICE AND ALLOCATION REGULATION: Pursuant to Executive Order Number 12287, issued January 28, 1981, President Reagan lifted all existing federal price and allocation controls over the sale and distribution of crude oil and natural gas liquids. Executive Order Number 12287 was made effective as of January 28, 1981, and consequently, sales of crude oil and natural gas liquids after January 27, 1981 are free from federal regulation. The price for such sales and the supplier-purchaser relationship will be determined by private contract and prevailing market conditions. As a result of this action, oil which may be sold by us will be sold at deregulated or free market prices. At various times, certain groups have advocated the reestablishment of regulations and control on the sale of domestic oil and gas.

STATE REGULATIONS: Our production of oil and gas, if any, will be subject to regulation by state regulatory authorities in the states in which we may produce oil and gas. In general, these regulatory authorities are empowered to make and enforce regulations to prevent waste of oil and gas and to protect correlative rights and opportunities to produce oil and gas as between owners of a common reservoir. Some regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production.

PROPOSED LEGISLATION: A number of legislative proposals have been and probably will continue to be introduced in Congress and in the legislatures of various states, which, if enacted, would significantly affect the petroleum industries. Such proposals and executive actions involve, among other things, the imposition of land use controls such as prohibiting drilling activities on certain federal and state lands in roadless wilderness areas. At present, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have. However, President Clinton's establishment of numerous National Monuments by executive order has had the effect of precluding drilling across vast areas of the Rocky Mountain West.

ENVIRONMENTAL LAWS: Oil and gas exploration and development are specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing, or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All of our operations involving the exploration for or the production of any minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust, and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, our activities may be more closely regulated to further the cause of environmental protection. Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to us and delays, interruptions, or a termination of operations, the extent to which cannot now be predicted.

LEASING ACTIVITIES: As of March 1, 2008, we have reviewed a variety of acquisition opportunities. In the event that we are successful in Phase One of our plan, we intend to acquire mineral rights, to the extent that we believe such land will further our exploration and development activities and provide us increased value.

All of the mineral leases that we have executed or plan to execute will grant it the exclusive right to explore for and develop oil, gas and other hydrocarbons and minerals that may be produced from wells drilled on the leased property without any depth restrictions. Each lease also grants us rights of way to easements for laying pipelines and servicing or drilling other wells in the vicinity of the leased property.

Our lease agreements will vary both in term and price paid per acre. Some leases are for 2 year periods with extensions for 3 additional years, and others are for 10 years with extensions for additional years.

Our leases will be on a paid up basis. We will agree to pay each lessor a royalty equal to approximately 12.5% of any oil, gas or other minerals that may be produced from wells drilled on their leased property. In the event of a shut-in well capable of producing oil or gas, we may agree to pay the lessor a royalty per net mineral acre. All potential lease agreements will provide that we maintain the lease with production. We will continually review our lease obligations to determine which leases we will not, or may not choose to renew.

Under our leases, we will have the right to pool the leased property with other land owned or leased by it in the immediate vicinity for the production of oil or gas. With respect to shallow gas and associated hydrocarbons produced in conjunction therewith, we may have the right to pool or unitize the leased properties into a development pool of a maximum of 3,000 acres if we have drilled at least 2 wells within the pooled unit no later than 1 year after the expiration of the primary term of the lease.

We will always initiate a standard due diligence process on all potential properties to be acquired, including obtaining a title or title insurance to confirm our rights to any oil, gas or other minerals produced pursuant to our leases. Our final interest in any oil, gas or other mineral that we produce may vary depending upon negotiations with the mineral owners, financers, if any, as well as organizations that we may contract to perform drilling, completion and operating activities on our wells.

We will seek an industry standard 100% working interest in all of our leased acreage. A "working interest" is the operating interest that gives us, as the operator, the right to drill, produce and conduct operating activities on the property and a share of production. We will seek a Net Revenue Interest (NRI) of between 79.5% and 84.375% on all leased acreage.

Most of our initial capital expenditures will be associated with the acquisition of oil and gas mineral leases, raising capital and administrative costs. Upon raising the required capital to pursue our lease acquisition program, our strategy will then shift towards realizing value from those expenditures through the drilling and production of the acquired properties, starting in our proven reserve areas. We intend to continue to expand our lease base, as appropriate. The rate of development will be carefully designed to blend external financing with income from existing production and other sources.

GAS PURCHASE AND SALE AGREEMENT: To reduce our exposure to unfavorable changes in natural gas prices we plan to utilize energy swaps in order to have a fixed-price contract. These contracts allow us to be able to predict with greater certainty the effective natural gas prices to be received for hedged production and benefit operating cash flows and earnings when market prices are less than the fixed prices provided under the contracts. However, we will not benefit from market prices that are higher than fixed prices in contracts for hedged production. If we are unable to provide the quantity that we will have contracted for, we may need to go to the open market to purchase the required amounts that we have contracted to provide.

RECENT TRANSACTION: We recently entered in a farmout agreement with Sun River Energy, Inc. on 640 acres in Hot Springs County, Wyoming. The lands covered by this agreement include Section 36, T41N, R81W, lease number 06-00256. The terms and conditions of the farm out agreement were not disclosed.

EXTERNAL GROWTH STRATEGY: Oil and gas production companies are subject to international competition, particularly as businesses in this industry becomes more global in nature.

As a result of these and other factors affecting industry today, such as deregulation, capital market intervention, and new developments in recovery technologies, small businesses and large corporations are being forced to adapt quickly to such transformations in order to thrive or even merely survive.

Many private company managers have concluded that it is timely and prudent to look at being acquired by a properly capitalized strategic partner in order to remain competitive in this type of economic environment. This new strategic alliance could come from a publicly traded company or a privately held competitor with greater access to equity or debt capital, or one that possesses enhanced advertising and marketing capabilities, and has capital intensive, expansive product engineering, and sales and support capabilities.

For these and other reasons, there has been significant energy involving mergers and acquisitions in the oil and gas industries at present. Many large firms involved in this industry have established corporate growth strategies that consistently include acquisitions. These experienced buyers search for companies that fit their well-defined acquisition criteria, often attempting to buy companies that are not actively for sale, seeking to generate exponential growth through the purchase of complimentary businesses.

Production companies are obvious targets of interest partly because they have established revenue streams and are compatible with our core revenue generating business model. Service related businesses, such as drillers, are also of interest because they will allow us to control our recompletion and drilling schedules on our leased acreage. Therefore, during the coming months, in an effort to broaden our revenue generating capabilities, we plan to aggressively explore and pursue these types of strategic acquisition opportunities.

TITLE TO PROPERTIES: We are not the record owner of our interest in our properties and rely instead on contracts with the owner or operator of the property, pursuant to which, among other things, we have the right to have our interest placed of record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time unproved properties or interests are acquired by us. Prior to commencement of drilling operations on such acreage and prior to the acquisition of proved properties, we will conduct a title examination and attempt extremely significant defects before proceeding with operations or the acquisition of proved properties, as we may deem appropriate.

Our properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. Although we are not aware of any material title defects or disputes with respect to its undeveloped acreage, to the extent such defects or disputes exist, we would suffer title failures.

BACKLOG OF ORDERS:  We currently have no orders for sales at this time.

GOVERNMENT CONTRACTS:  We have no government contracts.

COMPANY SPONSORED RESEARCH AND DEVELOPMENT:  We are not conducting any research.

NUMBER OF PERSONS EMPLOYED: As of August 25, 2008, we had no full-time employees. Officers and Directors work on an as needed part-time basis up to 15 hours per week.

PLAN OF OPERATIONS

We had no operations prior to and we did not have any revenues during the fiscal year ended December 31, 2007. We did not recognize any income in the year ended December 31, 2006. We have minimal capital, minimal cash, and only our intangible assets consist of our business plan, relationships, contacts and farmout mineral prospect. We are illiquid and need cash infusions from investors or shareholders to provide capital, or loans from any sources.

Our plan of operations is as follows:

MILESTONES

----------------------------------- -- ----------------------------------------
      3rd Quarter 2008                 Completion of Registration Statement
----------------------------------- -- ----------------------------------------
      4th Quarter 2008                 Closure of Registration Statement
----------------------------------- -- ----------------------------------------
      1st Quarter 2009                 Commence revenue from operations
----------------------------------- -- ----------------------------------------
      2nd Quarter 2009                 Acquire additional producing properties
----------------------------------- -- ----------------------------------------

Our Budget for operations in next year is as follows:

REQUIREMENTS AND UTILIZATION OF FUNDS: We initially seek to raise approximately $250,000 during the upcoming three to six months, from the sale of our Company's common stock.. These monies will be used to acquire undeveloped acreage, properties with known production and for operating expenses. Phase Two funds will be used for the acquisition of oil and gas properties containing proven reserves, production enhancements on our existing producing properties and operating expenses. Phase Three funds will be used for the acquisition of additional oil and gas leases, production enhancements and operating expenses. Additional capital may be raised for the acquisition of profitable, privately held exploration and production businesses. As set forth in the chart below, the estimated breakdown of the utilization of funds is as follows:

Bedrock Energy, Inc. - Requirements & Utilization of Funds

                                  Phase I         Phase II        Phase III

Lease Acq & Development costs     $100,000          $500,000      $1,500,000
Working Capital                     50,000           400,000         550,000
General & Administrative            75,000           175,000         200,000
Financing Costs                          0           125,000         175,000
Audit/SEC Filing Fees               25,000            50,000          75,000
                               ------------ ----------------- ---------------

Total                             $250,000        $1,250,000      $2,500,000
                               ============ ================= ===============

We will need substantial additional capital to support our proposed future energy operations. We have NO revenues. We have NO committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

B.  DESCRIPTION OF PROPERTY

DESCRIPTION OF PROPERTIES/ASSETS/OIL AND GAS PROSPECTS

--------- ----------------------------- ----------------------------------------------------------------------------
(a)       Real Estate                   None.
(b)       Title to properties.          None.
(c)       Oil and Gas Prospects.        Farmout   Agreement   with  Sun  River   Energy,   Inc.  on  640  acres  in
                                        Johnson/Natrona,  Wyoming.  The lands  covered  by this  agreement  include
                                        Section 36, T41N, R81W, lease number 06-00256.
(d)       Patents.                      None.
--------- ----------------------------- ----------------------------------------------------------------------------

We do not own any property, real or otherwise.

C.  LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.


D.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Currently there is no public trading market for our stock, and we have not applied to have the common stock quoted for trading in any venue. We intend to apply to have the common stock quoted on the OTC Bulletin Board ("OTC/BB"). No trading symbol has yet been assigned.

The offering of the shares registered hereby could have a material negative effect on the market price for the stock if it is approved for quotation on the OTC/BB.

RULES GOVERNING LOW-PRICE STOCKS THAT MAY AFFECT OUR SHAREHOLDERS' ABILITY TO RESELL SHARES OF OUR COMMON STOCK

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system. We intend to solicit a broker to apply for quotation of common stock on the FINRA's OTC/BB.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

HOLDERS

As of August 25, 2008, we have 783 shareholders of record of our common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 6 months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, our selling shareholders hold 2,525,524 Shares, 2,490,816 of which may be sold pursuant to this prospectus, including those of affiliates who are also officers/directors who own 785,060 in the aggregate.

DIVIDENDS

We have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Colorado Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

E.  FINANCIAL STATEMENTS

The financial statements of Bedrock Energy, Inc. appear on pages F-1 through F-19.

                              BEDROCK ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              Financial Statements
                                December 31, 2007

     (with Report of Independent Registered Public Accounting Firm Thereon)

                           Larry O'Donnell, CPA, P.C.
Telephone (303) 745-4545                                2228 South Fraser Street
                                                                          Unit 1
                                                         Aurora, Colorado  80014


                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
Bedrock Energy, Inc.

I have audited the accompanying balance sheets of Bedrock Energy, Inc. (formerly Celltouch, Inc.) as of December 31, 2007 and 2006, and the related statements of operations, changes in stockholders' equity and cash flows for each of the years then ended and for the period from inception February 28, 1997 to December 31, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bedrock Energy, Inc. (formerly Celltouch, Inc.) as of December 31, 2007 and 2006, and the results of its operations and their cash flows for each of the years then ended and for the period from inception March 17, 1999 to December 31, 2007, in conformity with generally accepted accounting principles in the United States of America.


/s/Larry O'Donnell, CPA, P.C.
____________________________
LARRY O'DONNELL, CPA, P.C.
February 19, 2008

                              BEDROCK ENERGY, INC.
                           (FORMERLY CELLTOUCH, INC.)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                                 BALANCE SHEETS


                                                                                         December 31,
                                                                                  2007                   2006
                                                                          ---------------------- ---------------------
                                 ASSETS

CURRENT ASSETS
      Cash in Bank                                                        $              18,771                     -
                                                                          ---------------------- ---------------------

                              TOTAL ASSETS                                $             $18,771                     -
                                                                          ====================== =====================

                 LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
      Accounts Payable                                                                   $2,368               $72,000
      Loan from Affiliate                                                                 37,50                 3,750
      Loan from Shareholders                                                              4,430                 4,430
                                                                          ---------------------- ---------------------

                           TOTAL LIABILITIES                                             10,548                80,180
                                                                          ---------------------- ---------------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)
      Preferred shares, no par value, non voting; 10,000,000 shares                           -                     -
      authorized; no shares issued and outstanding
      Common shares, $.001 par value, voting, 200,000,000 shares                          2,235                   990
      authorized; 2,235,524 and 990,524 shares issued and outstanding respectively
      Additional paid in capital                                                        350,040               184,785
      Deficit accumulated during the development stage                                 (344,052)             (265,955)
                                                                          ---------------------- ---------------------

                  TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                    8,223               (80,180)
                                                                          ---------------------- ---------------------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                               $              18,771  $                  -
                                                                          ====================== =====================



The accompanying notes are an integral part of these statements.

                              BEDROCK ENERGY, INC.
                           (FORMERLY CELLTOUCH, INC.)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                            STATEMENTS OF OPERATIONS

                                                           Year Ended          Year Ended           Period From
                                                       December 31, 2007    December 31, 2006    Inception - March
                                                                                                 17, 1999 Through
                                                                                                 December 31, 2007
                                                       ------------------- -------------------- --------------------
OPERATING EXPENSES:
       Salaries and related expenses                   $                -  $                 -  $           112,128
       Professional fees                                           36,052                    -               65,230
       Rent                                                             -                    -                3,801
       Service fees                                                39,500               36,000              171,275
       Travel and entertainment                                         -                    -               23,595
       General and administrative                                     173                    -               28,164
                                                       ------------------- -------------------- --------------------
                             TOTAL OPERATING EXPENSES              75,729               36,000              404,193
                                                       ------------------- -------------------- --------------------

                                     OPERATING (LOSS)             (75,729)             (36,000)            (404,193)

OTHER INCOME (EXPENSE):
       Other, net                                                  (2,368)                   -               60,141
                                                       ------------------- -------------------- --------------------

NET INCOME (LOSS) BEFORE INCOME TAXES                             (78,097)             (36,000)            (344,052)

       Provision for income taxes                                       -                    -                    -
                                                       ------------------- -------------------- --------------------

NET LOSS                                               $         (78,097)  $          (36,000)  $         (344,052)
                                                       =================== ==================== ====================

       Basic and diluted income (loss) per common      $           (0.06)  $            (0.04)  $            (0.41)
       share
                                                       =================== ==================== ====================

       Basic and diluted weighted-average number of             1,207,832              990,524              833,570
       common shares outstanding
                                                       =================== ==================== ====================








The accompanying notes are an integral part of these statements.

                              BEDROCK ENERGY, INC.
                           (FORMERLY CELLTOUCH, INC.)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

             STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)


                                                     COMMON SHARES           ADDITIONAL                                 TOTAL
                                                    $.001 PAR VALUE        PAID-IN CAPITAL                           SHAREHOLDERS'
                                                 SHARES        AMOUNT                             DEFICIT          EQUITY (DEFICIT)
                                             --------------- ---------- ------------------- -------------------- -------------------
BALANCES, Inception, March 17, 1999                       -  $       -  $                -  $                 -  $                -
Issuance of shares for services and cash            685,861        686              44,089                    -              44,775
Net loss                                                  -          -                   -              (29,784)            (29,784)
                                             --------------- ---------- ------------------- -------------------- -------------------

BALANCES, December 31, 1999                         685,720        686              44,089              (29,784)             14,991
Issuance of shares for debt, services and            39,818         39             140,961                    -             141,000
cash
Net loss                                                  -          -                   -             (215,994)           (215,994)
                                             --------------- ---------- ------------------- -------------------- -------------------

BALANCES, December 31, 2000                         725,538        725             185,050             (245,778)            (60,003)
Net income                                                -          -                   -                9,233               9,233
                                             --------------- ---------- ------------------- -------------------- -------------------

BALANCES, December 31, 2001                         725,538        725             185,050             (236,545)            (50,770)
Net income                                                -          -                   -               49,137              49,137
                                             --------------- ---------- ------------------- -------------------- -------------------

BALANCES, December 31, 2002                         725,538        725             185,050             (187,408)             (1,633)
Net loss                                                  -          -                   -                 (890)               (890)
                                             --------------- ---------- ------------------- -------------------- -------------------

BALANCES, December 31, 2003                         990,524        990             184,785             (188,298)             (2,523)
Net loss                                                  -          -                   -               (5,657)             (5,657)
                                             --------------- ---------- ------------------- -------------------- -------------------

BALANCES, December 31, 2004                         990,524        990             184,785             (193,955)             (8,180)
Net loss                                                  -          -                   -              (36,000)            (36,000)
                                             --------------- ---------- ------------------- -------------------- -------------------

BALANCES, December 31, 2005                         990,524        990             184,785             (229,955)            (44,180)
Net loss                                                  -          -                   -              (36,000)            (36,000)
                                             --------------- ---------- ------------------- -------------------- -------------------

BALANCES, December 31, 2006                         990,524        990             184,785             (265,955)            (80,180)
Issuance of shares for debt, services and         1,245,000      1,245             165,255                    -             166,500
cash
Net loss                                                  -          -                   -              (78,097)            (78,097)
                                             --------------- ---------- ------------------- -------------------- -------------------

BALANCES, December 31, 2007                       2,235,524  $   2,235  $          350,040  $         (344,052)  $            8,223
                                             =============== ========== =================== ==================== ===================

The accompanying notes are an integral part of these statements.

                              BEDROCK ENERGY, INC.
                           (FORMERLY CELLTOUCH, INC.)
                      (A COMPANY IN THE DEVELOPMENT STAGE)


                            STATEMENTS OF CASH FLOWS

                                                            Year Ended             Year Ended        Period From Inception
                                                         December 31, 2007      December 31, 2006      - March 17, 1999
                                                                                                     Through December 31,
                                                                                                             2007
                                                      ------------------------ -------------------- ------------------------
CASH FLOW FROM OPERATING ACTIVITIES:
      Net loss                                        $               (78,097) $           (36,000) $              (344,052)
      Adjustments to reconcile net income (loss) to
      net cash provided by (used in) operating
      activities:
       Issuance of common shares for services                          52,500                    -                  112,275
       Issuance of debt for services                                   12,000                    -                   12,000
       Debt forgiveness                                                     -                    -                  (62,509)
       (Decrease) increase in accounts payable and                      2,368               34,230                  125,945
       accrued expenses
                                                      ------------------------ -------------------- ------------------------

               NET CASH USED IN OPERATING ACTIVITIES                  (11,229)              (1,780)                (156,341)
                                                      ------------------------ -------------------- ------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

     Proceeds from related party payable                                    -                1,780                   19,112
     Sale of common shares                                             30,000                    -                  156,000
                                                      ------------------------ -------------------- ------------------------

           NET CASH PROVIDED BY FINANCING ACTIVITIES                   30,000                1,780                  175,112
                                                      ------------------------ -------------------- ------------------------

NET INCREASE (DECREASE) IN CASH                                        18,771                    -                   18,771

CASH, BEGINNING OF PERIOD                                                   -                    -                        -

CASH, END OF PERIOD                                   $                18,771  $                 -  $                18,771
                                                      ======================== ==================== ========================

NONCASH ACTIVITIES:
     Issuance of common shares for debt               $                84,000  $                 -  $                84,000
                                                      ======================== ==================== ========================







The accompanying notes are an integral part of these statements.

                              BEDROCK ENERGY, INC.
                           (FORMERLY CELLTOUCH, INC.)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

CellTouch, Inc., now known as Bedrock Energy Inc., was incorporated in Colorado on August 11, 2004 with its name changed to Bedrock Energy, Inc. on October 18, 2007. Enviromart.com, Inc. was incorporated in New Hampshire in March 1999. On September 21, 2004 CellTouch, Inc. and Enviromart.com, Inc. (collectively the "Company") were merged under the laws of the State of Colorado and CellTouch, Inc. became the surviving entity. The Company has been in the development stage since its inception. Activities through December 31, 2007 include the raising of equity capital and the formation of a previous business plan to sell environmental products over the Internet as well as the current business plan to merge with or acquire and develop assets from a company in the oil and gas industry.

STATEMENT OF CASH FLOWS

For purposes of the statements of cash flows, cash includes deposits in commercial bank accounts.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

INCOME PER SHARE

Income per share requires presentation of both basic and diluted income per common share. Common share equivalents are not included in the weighted average calculation since their effect would be anti-dilutive.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the financial statements.

                              BEDROCK ENERGY, INC.
                           (FORMERLY CELLTOUCH, INC.)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments, including cash, other assets and payables approximate fair value due to the short-term nature of those instruments.


NOTE 2 - SHAREHOLDERS' EQUITY

COMMON SHARE

The Company is authorized to issue 200,000,000 shares of $.001 voting common stock. There were a total of 1,245,000 shares of common stock issued during the year ended December 31, 2007 and, therefore, as of December 31, 2007 and 2006 there are a total of 2,235,524 and 990,524 shares issued and outstanding, respectively. These additional shares were comprised of 300,000 shares sold as part of a private placement at $.10 per share, 420,000 shares issued as payment of debt in the amount of $84,000 (See Note 3) and 525,000 shares issued to consultants for services valued at $52,500.

On August 2, 2007, the Company authorized the sale in a private placement of 1,000,000 shares of common stock at a price of $.05 per share under an exemption from registration provision of the Securities Act of 1933. The funds will be used to pay the costs associated with its administration and payment of professional fees to bring the Company to a fully reporting company within compliance of the Securities Act of 1933 and 1934.

On October 17, 2007, the Company authorized up to a one for two reverse split of the Company's common stock. As of December 31, 2007, the Company has taken no action to institute the reverse split. The reverse split was effective on March 31, 2008.

The Company has restated its total number of outstanding and issued shares of common stock as of December 31, 2006 from 1,000,000 shares to 990,524 shares and as a result has adjusted the par value dollar amount of common stock from $2,000 to $1,981 with the difference of $19 being recorded as an increase in Additional paid in capital.

PREFERRED SHARE

The Company is authorized to issue 10,000,000 shares of no par value preferred stock. As of December 31, 2007 and 2006, the Company has no shares issued and outstanding.

                              BEDROCK ENERGY, INC.
                           (FORMERLY CELLTOUCH, INC.)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS



NOTE 3 - RELATED PARTY TRANSACTIONS

During the years ended December 31, 2007 and 2006, two officers of the Company each earned for services rendered fees in the amount of $6,000 and $18,000 respectively and these fees were recorded as accounts payable. Thus, as of April 30, 2007, the Company had an accounts payable balance of $84,000 or a total of $42,000 per officer. Subsequently, the Company issued promissory notes ("Notes") dated May 1, 2007 to each of its two officers in exchange for payment of these accounts payable as of April 30, 2007 in the amount of $42,000 for a total of $84,000 in Notes. Each of these seven percent (7%) unsecured convertible Notes due April 30, 2008 could be converted into shares of common stock at the rate of ten (10) shares for each dollar of principal converted. Thereafter, on September 24, 2007, the Company and the officers mutually agreed pursuant to the terms of the Notes to issue 420,000 shares of common stock in exchange for payment of the $84,000 in Notes.

In addition, the Company as of December 31, 2007 and 2006 owes the officers a total of $0 and $4,430, respectively plus as of December 31, 2007 a total of $2,368 in accrued interest relative to the Notes.


NOTE 4 - INCOME TAXES

As of December 31, 2007 and 2006, the Company had net operating loss carryforwards for income tax and financial reporting purposes of approximately $346,000 and $266,000, respectively, expiring in the years 2017 through 2027. The deferred tax assets that result from such operating loss carryforwards of approximately $111,000 and $87,000 at December 31, 2007 and 2006, respectively have been fully reserved for in the accompanying financial statements. During the years ended December 31, 2007 and 2006, the valuation allowance established against the net operating loss carryforwards increased by $24,000 and $14,000, respectively.


NOTE 5 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND  CONTINGENCIES

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are to raise capital through the issuance of common shares as well as seek a merger partner. The accompanying financial statement do not include any adjustments relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company discontinue operations.

                              BEDROCK ENERGY, INC.
                           (FORMERLY CELLTOUCH, INC.)
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS



NOTE 6 - RECENT ACCOUNTING PRONOUCEMENTS

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle factory expense, freight, handling costs and wasted material. The effective date of this statement is for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company adopted this statement during the year ended December 31, 2006 and it had no effect on the Company.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67. This statement references the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA SOP 04-2. The effective date of this statement is for fiscal years beginning after June 15, 2005. The Company adopted this statement during the year ended December 31, 2006 and it had no effect on the Company.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- an amendment of APB Opinion No. 29." This statement amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. The effective date of this statement is for fiscal year beginning after June 15, 2005. The Company adopted this statement during the year ended December 31, 2006 and it had no effect on the Company.


NOTE 7 - SUBSEQUENT EVENTS

On January 4, 2008, the Company authorized the issuance of 10,000 shares of restricted common stock to each of its four Board of Director members for services rendered during the year 2008 in the amount of $500 or $.05 per share.

On February 8, 2008, the Company executed a Farmout Agreement with Sun River Energy, Inc., effective as of November 10, 2007, for an oil and gas lease described as Lease No. 06-00256, State of Wyoming, Section 36, T41N, R81W ("the Property"). In accordance with the terms of the Farmout Agreement the Company shall pay for and drill one well on the Property on or before November 10, 2008 to earn its interest in the lease. As a result, the Company will earn an 80 percent Net Royalty Interest in the lease with Sun River Energy, Inc. retaining a two percent Overriding Royalty Interest.

                              BEDROCK ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  JUNE 30, 2008
                                   (UNAUDITED)

                              BEDROCK ENERGY, INC.
                      (A Company in the Development Stage)
                                 BALANCE SHEETS


                                                                                                 December 31,
                                                                            June 30, 2008            2007
                                                                            ---------------     ---------------
                                                                             (Unaudited)          (Audited)


                                 ASSETS

CURRENT ASSETS:

   Cash in Bank                                                                  $  23,567              18,771

   Prepaid Expense                                                                   3,600                   -
                                                                            ---------------     ---------------

                              TOTAL ASSETS                                       $  27,167           $  18,771
                                                                            ===============     ===============


              LIABILITIES AND SHAREHOLDERS' (DEFICT) EQUITY

CURRENT LIABILITIES:
   Accounts Payable                                                              $   2,368           $   2,368

   Accrued Fees                                                                     30,000                   -

   Loan from Affiliates                                                              3,750               3,750

   Loan from Shareholders                                                            4,430               4,430
                                                                            ---------------     ---------------


                            TOTAL LIABILITIES                                       40,548              10,548
                                                                            ---------------     ---------------


COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' (DEFICIT) EQUITY:
   Preferred shares, no par value, non voting: 10,000,000
     shares authorized; no shares issued and outstanding                                 -                   -
   Common shares, $.001 par value, voting: 200,000,000
     shares authorized; 2,525,524 and 2,235,525, issued and

     outstanding, June 30, 2008 and December 31, 2007, respectively                  2,525               2,235

   Additional paid in capital                                                      378,750             350,040

   Deficit accumulated during the development stage                               (394,656)           (344,052)
                                                                            ---------------     ---------------


                  TOTAL SHAREHOLDERS' (DEFICIT) EQUITY                             (13,381)              8,223
                                                                            ---------------     ---------------

          TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY                   $  27,167           $  18,771
                                                                            ===============     ===============

The accompanying notes are an integral part of these statements.

                              BEDROCK ENERGY, INC.
                      (A Company in the Development Stage)

                             STATEMENT OF OPERATIONS
                                   (Unaudited)

                                                                                                                     Period From
                                                                                                                     (Inception)
                                          Three Months     Three Months         Six Months          Six Months      March 17, 1999
                                             Ended             Ended               Ended              Ended            Through
                                         June 30, 2008     June 30, 2007       June 30, 2008      June 30, 2007     June 30, 2008
                                         ---------------  ----------------    ----------------    ---------------  -----------------
OPERATING EXPENSES:
   Salaries and related expenses         $            -   $             -     $             -     $            -   $       112,128

   Professional fees                              2,807                 -               9,292                  -            74,522

   Rent                                               -                 -                   -                  -             3,801

   Service fees                                  32,025            18,000              35,400             27,000           206,675

   Travel                                         1,821             2,500               3,110              2,500            25,416

   General and administrative                     2,477                 -               2,802                               32,255
                                         ---------------  ----------------    ----------------    ---------------     -------------

          TOTAL OPERATING EXPENSES               39,130            20,500              50,604             29,500           454,797
                                         ---------------  ----------------    ----------------    ---------------     -------------


               OPERATING LOSS                   (39,130)          (20,500)            (50,604)           (29,500)         (454,797)

OTHER INCOME:

   Other, net                                         -                 -                   -                               60,141
                                         ---------------  ----------------    ----------------    ---------------     -------------

NET LOSS

   BEFORE INCOME TAXES                          (39,130)          (20,500)            (50,604)           (29,500)         (394,656)


   Provision for income taxes                         -                 -                                                        -
                                         ---------------  ----------------    ----------------    ---------------     -------------

NET LOSS                                 $      (39,130)  $       (20,500)    $       (50,604)    $      (29,500)     $   (394,656)
                                         ===============  ================    ================    ===============     =============


Basic and diluted
   loss per common share                 $       (0.02)   $        (0.01)     $        (0.02)     $       (0.01)
                                         ===============  ================    ================    ===============

Basic and diluted
   weighted-average number
   of common shares outstanding               2,525,524         2,239,381           2,414,810          2,054,858
                                         ===============  ================    ================    ===============





The accompanying notes are an integral part of these statements.

                              BEDROCK ENERGY, INC.
                      (A Company in the Development Stage)

             STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                March 17, 1999 (Inception) through June 30, 2008
                                   (Unaudited)

                                                                                                                         TOTAL
                                                              COMMON SHARES            ADDITIONAL                    SHAREHOLDERS'
                                                                $.001 PAR VALUE          PAID-IN                         EQUITY
                                                            SHARES         AMOUNT       CAPITAL         DEFICIT       (DEFICIT)
                                                        --------------  -----------  ------------    ------------ -----------------
BALANCES, INCEPTION, MARCH 17, 1999                                     $        -   $         -     $         -  $              -
                                                                    -

   Issuance of shares for services and cash                   950,706          950        43,825               -            44,775

   Net loss                                                         -            -             -         (29,784)          (29,784)
                                                        --------------  -----------  ------------    ------------ -----------------

BALANCES, DECEMBER 31, 1999                                   950,706          950        43,825         (29,784)           14,991

   Issuance of shares for debt, services and cash              39,818           40       140,960               -           141,000

   Net loss                                                         -            -             -        (215,994)         (215,994)
                                                        --------------  -----------  ------------    ------------ -----------------

BALANCES, DECEMBER 31, 2000                                   990,524          990       184,785        (245,778)          (60,003)

   Net income                                                       -            -             -           9,233             9,233
                                                        --------------  -----------  ------------    ------------ -----------------

BALANCES, DECEMBER 31, 2001                                   990,524          990       184,785        (236,545)          (50,770)

   Net income                                                       -            -             -          49,137            49,137
                                                        --------------  -----------  ------------    ------------ -----------------

BALANCES, DECEMBER 31, 2002                                   990,524          990       184,785        (187,408)           (1,633)

   Net loss                                                         -            -             -            (890)             (890)
                                                        --------------  -----------  ------------    ------------ -----------------

BALANCES, DECEMBER 31, 2003                                   990,524          990       184,785        (188,298)           (2,523)

   Net loss                                                         -            -             -          (5,657)           (5,657)
                                                        --------------  -----------  ------------    ------------ -----------------

BALANCES, DECEMBER 31, 2004                                   990,524          990       184,785        (193,955)           (8,180)

   Net loss                                                         -            -             -         (36,000)          (36,000)
                                                        --------------  -----------  ------------    ------------ -----------------

BALANCES, DECEMBER 31, 2005                                   990,524          990       184,785        (229,955)          (44,180)

   Net loss                                                         -            -             -         (36,000)          (36,000)
                                                        --------------  -----------  ------------    ------------ -----------------

BALANCES, DECEMBER 31, 2006                                   990,524          990       184,785        (265,955)          (80,180)

   Issuance of shares for debt, services and cash           1,245,000        1,245       165,255               -           166,500

   Net loss                                                         -            -             -         (78,097)          (78,097)
                                                        --------------  -----------  ------------    ------------ -----------------

BALANCES, DECEMBER 31, 2007                                 2,235,524        2,235       350,040        (344,052)            8,223

   Issuance of shares for services and cash                   290,000          290        28,710               -            29,000

   Net loss                                                         -            -             -         (50,604)          (50,604)
                                                        --------------  -----------  ------------    ------------ -----------------


BALANCES, JUNE 30, 2008                                     2,525,524   $    2,525   $   378,750     $  (394,656) $        (13,381)
                                                        ==============  ===========  ============    ============ =================


The accompanying notes are an integral part of these statements.
                                      F-14

                              BEDROCK ENERGY, INC.
                      (A Company in the Development Stage)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                                                                  Period From
                                                                                                                  (Inception)
                                                                                                                 March 17, 1999
                                                             Six Months Ended         Six Months Ended              Through
                                                               June 30, 2008           June 30, 2007             June 30, 2008
                                                           ----------------------  -----------------------      -----------------
CASH FLOW FROM OPERATING ACTIVITIES:
   Net loss                                                $             (50,604)  $              (29,500)      $       (394,656)
   Adjustments to reconcile net loss to net cash
      used in operating activities:

     Issuance of common shares for services                                9,000                        -                121,275

     Issuance of debt for services                                             -                   20,500                 12,000

     Debt forgiveness                                                          -                        -                (62,509)

     Increase in current assets                                           (3,600)                       -                 (3,600)
     Increase in accounts payable and accrued fees                        30,000                    9,000                155,945
                                                           ----------------------  -----------------------      -----------------


NET CASH USED IN OPERATING ACTIVITIES                                    (15,204)                       -               (171,545)
                                                           ----------------------  -----------------------      -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Proceeds from related party payable                                         -                        -                 19,112

   Sale of common shares                                                  20,000                        -                176,000
                                                           ----------------------  -----------------------      -----------------


NET CASH PROVIDED BY FINANCING ACTIVITIES                                 20,000                        -                195,112
                                                           ----------------------  -----------------------      -----------------


NET INCREASE IN CASH                                                       4,796                        -                 23,567


CASH, BEGINNING OF PERIOD                                                 18,771                        -                      -
                                                           ----------------------  -----------------------      -----------------

CASH, END OF PERIOD                                        $              23,567   $                    -       $         23,567
                                                           ======================  =======================      =================


NONCASH ACTIVITIES:
   Issuance of common shares for debt                      $                   -   $                    -       $         84,000
                                                           ======================  =======================      =================






The accompanying notes are an integral part of these statements.

                              BEDROCK ENERGY, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2008
                                   (UNAUDITED)

NOTE 1 - ORGANIZATION, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

The Company was incorporated in Colorado on August 11, 2004 with its name changed to Bedrock Energy, Inc. on October 18, 2007, from CellTouch, Inc. Enviromart.com, Inc. was incorporated in New Hampshire in March of 1999. On September 21, 2004 CellTouch, Inc. and Enviromart.com, Inc. (collectively the "Company") were merged under the laws of the State of Colorado and CellTouch, Inc. became the surviving entity. The Company has been in the development stage since its inception. Activities through June 30, 2008 include the raising of equity capital and the formation of a previous business plan to sell environmental products over the Internet as well as the current business plan to merge with or acquire and develop assets from a company in the oil and gas industry.

BASIS OF PRESENTATION

DEVELOPMENT STAGE COMPANY

The Company has not earned significant revenues from planned operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company", as set forth in Statement of Financial Accounting Standards No. 7 ("SFAS"). Among the disclosures required by SFAS No. 7 are that the Company's financial statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

INTERIM PRESENTATION

In the opinion of the management of the Company, the accompanying unaudited financial statements include all material adjustments, including all normal and recurring adjustments, considered necessary to present fairly the financial position and operating results of the Company for the periods presented. The financial statements and notes do not contain certain information included in the Company's financial statements for the year ended December 31, 2007. It is the Company's opinion that when the interim financial statements are read in conjunction with the December 31, 2007 Audited Financial Statements, the disclosures are adequate to make the information presented not misleading. Interim results are not necessarily indicative of results for a full year or any future period.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

STATEMENT OF CASH FLOWS

For purposes of the statements of cash flows, cash includes deposits in commercial bank accounts.

                              BEDROCK ENERGY, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2008
                                   (UNAUDITED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

INCOME PER SHARE

Income per share requires presentation of both basic and diluted income per common share. Common share equivalents are not included in the weighted average calculation since their effect would be anti-dilutive.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments, including cash, other assets and payables approximate fair value due to the short-term nature of those instruments.

NOTE 2 - SHAREHOLDERS' (DEFICIT) EQUITY

COMMON SHARE

The Company is authorized to issue 200,000,000 shares of $.001 voting common stock. Effective March 24, 2008, the Company, as a result of shareholder approval, implemented a one for two share reverse stock split and therefore as of June 30, 2008 there were a total of 2,525,524 shares of common stock issued and outstanding.

During the six months ended June 30, 2008, the Company issued a total of 290,000 shares. The Company issued 90,000 of these shares services rendered at a value of $9,000 (See Note 3) and the remaining 200,000 shares were issued as part of a private placement in the amount of $20,000 in cash.

                              BEDROCK ENERGY, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2008
                                   (UNAUDITED)

NOTE 2 -SHAREHOLDERS' (DEFICIT) EQUITY  (CONTINUED)

On August 2, 2007, the Company authorized the sale in a private placement of 1,000,000 shares of common stock (pre-reverse stock split) at a price of $.05 per share under an exemption from registration provision of the Securities Act of 1933. The funds will be used to pay the costs associated with its administration and payment of professional fees to bring the Company to a fully reporting company within compliance of the Securities Act of 1933 and 1934. As of June 30, 2008, the company has sold a total of 900,000 shares of common stock (pre reverse stock split) as part of this private placement for a total of $45,000 in cash.

PREFERRED SHARE

The Company is authorized to issue 10,000,000 shares of no par value preferred stock. As of June 30, 2008, the Company has no shares issued and outstanding.

NOTE 3 - RELATED PARTY TRANSACTIONS

As of June 30, 2008, the Company owes officers a total $4,430, plus a total of $2,368 in accrued interest relative to previously issued promissory notes.

In addition, during the six months ended June 30, 2008, the Company authorized the issuance 30,000 shares of common stock respectively (post reverse stock split) to each of its three Board members or a total of 90,000 shares of common stock in exchange for services rendered during the year 2007 in the amount of $500 per Board member and during the year 2008 in the amount of $2,500 per Board member for a total value of $9,000. As of June 30, 2008, the Company has prepaid expense of $3,600 in consulting fees as a result of the issuance of these above shares of common stock.

NOTE 4 - INCOME TAXES

As of June 30, 2008, the Company had net operating loss carryforwards for income tax and financial reporting purposes of approximately $395,000 expiring in the years 2017 through 2027. The deferred tax assets that result from such operating loss carryforwards of approximately $126,000 as of June 30, 2008 have been fully reserved for in the accompanying financial statements. During the six months ended June 30, 2008, the valuation allowance established against the net operating loss carryforwards increased by $15,000.


NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are to raise capital through the issuance of common shares as well as seek a merger partner. The accompanying financial statement do not include any adjustments relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company discontinue operations.

                              BEDROCK ENERGY, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2008
                                   (UNAUDITED)

NOTE 6 - AGREEMENT

On February 8, 2008, the Company executed a Farmout Agreement with Sun River Energy, Inc., effective as of November 10, 2007, for an oil and gas lease described as Lease No. 06-00256, State of Wyoming, Section 36, T41N, R81W ("the Property"). In accordance with the terms of the Farmout Agreement the Company shall pay for and drill one well on the Property on or before November 10, 2008 to earn its interest in the lease. As a result, the Company will earn an 80% Net Royalty Interest in the lease with Sun River Energy, Inc. retaining a two percent Overriding Royalty Interest. As of June 30, 2008, the Company has not paid any amounts towards this Agreement.

F.  SELECTED FINANCIAL INFORMATION

Not applicable.


G.  SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable.


H. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS REPORT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD LOOKING STATEMENTS AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" ON PAGE 7 AND ELSEWHERE IN THIS REPORT.

PLAN OF OPERATIONS

We had no operations prior to and we had no revenues during the fiscal year ended December 31, 2007. We have minimal capital and minimal cash. We are illiquid and need cash infusions from investors or shareholders to provide capital, or loans from any sources.

We are an oil and gas exploration and development company focused on creating a portfolio of North American assets, located in the central and Western United States that exhibit consistent, predictable, and long-lived production capabilities. We plan to build value for its shareholders through the acquisition and development of gas and oil assets that contain proven reserves in domestic areas where reserves can be economically produced at a low risk to us relying on joint venture partners to supply most of the funds needed to explore or develop these properties.

We intend to participate in oil and gas prospects located in the states of Utah, Wyoming, Kansas, New Mexico, and Colorado. Our main emphasis will be to acquire production or revenue generating opportunities either by lease purchase or farmout, when available, with third parties and industry partners.

We will need substantial additional capital to support our proposed future energy operations. We have NO revenues. We have NO committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

RESULTS OF OPERATIONS

FOR THE YEAR ENDED  DECEMBER  31, 2007  COMPARED TO THE YEAR ENDED  DECEMBER 31,
2006

During the years ended December 31, 2007 and 2006, we did not recognize any revenues from our business activities.

During the year ended December 31, 2007, we incurred total operating expenses of $75,729 compared to $36,000 during the year ended December 31, 2006. The increase of $39,729 was a result of the $36,056 increase in professional fees, a result of our efforts to develop our business plan in the oil and gas exploration industries.

During the year ended December 31, 2007, we incurred a net loss of $78,097 compared to a net loss of $36,000 during the year ended December 31, 2006. The increase of $42,097 is a result of the $39,729 increase in operational expenses due to our increased activity as discussed above.

LIQUIDITY

At December 31, 2007, we had total assets of $18,771, consisting solely of cash on hand. At December 31, 2007, we had total liabilities of $10,548, consisting of $2,368 in accounts payables and $8,180 in loans from affiliates and shareholders. At December 31, 2007, we had an accumulated deficit of $344,052.

During the year ended December 31, 2007, we used net cash of $11,229 in operational activities. During the year ended December 31, 2007, cash of $30,000 from the sale of our common stock. During the year ended December 31, 2007, we did not use or receive any funds from investing activities.

During the year ended December 31, 2007, we issued 525,000 shares of our restricted common stock at a price of $0.10 per share in order to pay for services totaling $52,500 of our professionals.

During the year ended December 31, 2007, we issued 420,000 shares of our restricted common stock, at a price of $0.20 per share as payment on outstanding debt of $84,000. During the years ended December 31, 2007 and 2006, two officers of the Company had each provided services for the Company, which were accrued by the Company. In May 2007, the Company issued each of the officers a 7% unsecured note for the outstanding amounts owed to them of $42,000 each for a total of $84,000. The notes had a due date of April 30, 2008. In September 2007, the officers agreed to accept 420,000 shares of common stock each as payment, in full, of the notes.

During the year ended December 31, 2007, we issued 300,000 shares of restricted common stock in exchange for cash of $30,000. The shares were sold as part of the private placement of our common stock. The shares had a purchase price of $0.10 per share.

We have minimal cash at December 31, 2007 and no other assets, and we will be reliant upon shareholder loans or private placements of equity to fund any kind of operations. We have secured no sources of loans or private placements at this time.

SHORT TERM.

On a short-term basis, we do not generate any revenue or revenues sufficient to cover operations. Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities. For short term needs we will be dependent on receipt, if any, of offering proceeds.

CAPITAL RESOURCES

We have only common stock as our capital resource.

We have no material commitments for capital expenditures within the next year, however if operations are commenced, substantial capital will be needed to pay for participation, investigation, exploration, acquisition and working capital.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our cash needs. We will have to seek loans or equity placements to cover such cash needs. Once exploration commences, our needs for additional financing is likely to increase substantially.

No commitments to provide additional funds have been made by our management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.


RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2008 COMPARED TO THE THREE MONTHS ENDED JUNE 30, 2007

During the three months ended June 30, 2008 and 2007, we did not recognize any revenues from our business activities.

During the three months ended June 30, 2008, we incurred total operating expenses of $39,130 compared to $20,500 during the three months ended June 30, 2007. The increase of $18,630 was a result of the $6,485 increase in professional fees and the $14,025 increase in service fees offset by a decrease of $679 in travel expenses. The increase in professional fees and service fees is a result of our efforts to develop our business plan in the oil and gas exploration industries and our efforts to file a Form 10 with the Securities and Exchange Commission.

During the three months ended June 30, 2008, we incurred a net loss of $39,130 compared to a net loss of $20,500 during the three months ended June 30, 2007. The increase of $18,630 is a result of the $18,630 increase in operational expenses due to our increased activity as discussed above.

FOR THE SIX MONTHS ENDED JUNE 30, 2008 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2007

During the six months ended June 30, 2008 and 2007, we did not recognize any revenues from our business activities.

During the six months ended June 30, 2008, we incurred total operating expenses of $50,604 compared to $29,500 during the six months ended June 30, 2007. The increase of $21,104 was a result of the $9,292 increase in professional fees and the $8,400 increase in service fees and the $2,802 increase in general and administrative expenses. The increase in total operating expenses is a result of our efforts to develop our business plan in the oil and gas exploration industries and our efforts to file a Form 10 with the Securities and Exchange Commission.

During the six months ended June 30, 2008, we incurred a net loss of $50,604 compared to a net loss of $29,500 during the six months ended June 30, 2007. The increase of $21,104 is a result of the $21,104 increase in operational expenses due to our increased activity as discussed above.

LIQUIDITY

At June 30, 2008, we had total assets of $27,167, consisting of cash of $23,567 and a prepaid expense of $3,600. At June 30, 2008, we had total liabilities of $40,548, consisting of $2,368 in accounts payables, $30,000 in accrued fees and $8,180 in loans from affiliates and shareholders. At June 30, 2008, we had an accumulated deficit of $394,656.

During the six months ended June 30, 2008, we used net cash of $15,204 in operational activities. During the six months ended June 30, 2007, we neither used nor were provided cash from our operational activities. During the six months ended June 30, 2008, we recognized a net loss of $50,604, which was adjusted for a non-cash activity of $20,000 in common stock that was issued for services.

During the six months ended June 30, 2008, we issued 90,000 shares of our restricted common stock at a price of $0.10 per share in order to pay for services totaling $9,000 of directors. We authorized the issuance of 30,000 shares of common stock to each of our three Board members in exchange for services rendered during the year 2007 in the amount of $1,500 and during the year 2008 in the amount of $7,500 for a total of $9,000. As of June 30, 2008, we have a prepaid expense of $3,600 in consulting fees as a result of the issuance of the above shares of common stock and during the six months ended June 30, 2008 expensed $5,400.

During the six months ended June 30, 2008, we issued 100,000 shares of restricted common stock in exchange for cash of $10,000. The shares were sold as part of the private placement of our common stock. The shares had a purchase price of $0.10 per share.

We have minimal cash at June 30, 2008 and no other assets, and we will be reliant upon shareholder loans or private placements of equity to fund any kind of operations. We have secured no sources of loans or private placements at this time.

SHORT TERM.

On a short-term basis, we do not generate any revenue or revenues sufficient to cover operations. Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities. For short term needs we will be dependent on receipt, if any, of offering proceeds.

CAPITAL RESOURCES

We have only common stock as our capital resource.

We have no material commitments for capital expenditures within the next year, however if operations are commenced, substantial capital will be needed to pay for participation, investigation, exploration, acquisition and working capital.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our cash needs. We will have to seek loans or equity placements to cover such cash needs. Once exploration commences, our needs for additional financing is likely to increase substantially.

No commitments to provide additional funds have been made by our management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

I. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Not applicable.

J.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

K.  DIRECTORS AND EXECUTIVE OFFICERS


       NAME                   AGE                 POSITION                TERM
----------------------- ----------------- ---------------------------- ---------

W. Edward Nichols              65         President, CEO,                 Annual
                                          Secretary/Treasurer and
                                          Chairman

Herbert T. Sears               61         Chief   Financial   Officer     Annual
                                          and Director

W. EDWARD NICHOLS: PRESIDENT, CEO SECRETARY/TREASURER AND CHAIRMAN OF THE BOARD:
Mr. Nichols is currently a practicing attorney with Nichols & Nichols in Denver, Colorado. He is authorized to practice in the states of Colorado and Kansas, the United States Federal Courts, and Supreme Court of the United States. He is also Managing Director of Nichols & Company LLC, a management consulting firm and has worked as a private investment banker and consultant with venture capital companies in the U.S. and Europe. Mr. Nichols grew up in the oil patch and has owned and operated gas processing plants in Kansas and Wyoming. He has also co-owned and operated oil drilling, production and gas gathering companies in Kansas.

HERBERT T. SEARS: CHIEF FINANCIAL OFFICER AND DIRECTOR: Mr. Sears is a seasoned attorney with more than thirty years of international experience specializing in contracts, claims, and corporate restructuring. He was formerly a Vice President and Counsel to Stone & Webster, an international multi-billion dollar engineering and construction firm. Mr. Sears currently is the court appointed Trustee for the Stone and Webster Liquidating Trust with responsibility for liquidating the global assets of the former Stone & Webster operating companies. In addition, he advises global engineering companies with respect to their international legal activities. He has also been actively involved in a variety of major engineering and construction projects during the past two decades in Europe, Scandinavia, Asia and the Middle East.

Mr. Sears graduated from Boston University School of Management with a B.S/B.A in International Business and earned his law degree from Washington University School of Law.

Our officers are spending up to 15 hours per week on our business at this time. At such time as the Company is financially capable of paying salaries, it is anticipated that management will assume full time roles in the Company's operations and be paid accordingly.

CONFLICTS OF INTEREST - GENERAL.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While each officer and director of our business is engaged in business activities outside of our business, the amount of time they devote to our business will be up to approximately 15 hours per week.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

PROJECTED STAFF

STAFFING

Currently, we have no employees aside from the President who is part time. This lean staffing is possible in this phase because of our determination to outsource all operating functions. Our staff positions will be filled as budget allows and business demands require, and the positions may be altered in response to business needs.

L.  EXECUTIVE AND DIRECTORS COMPENSATION

                                  COMPENSATION

The following table sets forth certain information concerning compensation of the President and our most highly compensated executive officers for the years ended December 31, 2007 and 2006 ("Named Executive Officers"):

                      SUMMARY EXECUTIVES COMPENSATION TABLE

                                                                    NON-EQUITY    NON-QUALIFIED
                                                                    INCENTIVE       DEFERRED
                                                STOCK    OPTION        PLAN       COMPENSATION     ALL OTHER
                              SALARY    BONUS   AWARDS   AWARDS    COMPENSATION     EARNINGS     COMPENSATION      TOTAL
 NAME & POSITION     YEAR       ($)      ($)      ($)      ($)         ($)             ($)            ($)           ($)
------------------- -------- ---------- ------- -------- -------- --------------- -------------- -------------- ------------
W. Edward            2006       $6,000       0        0        0               0              0              0       $6,000
Nichols,
President,           2007      $18,000       0        0        0               0              0              0      $18,000
Secretary/
Treasurer and CEO

------------------- -------- ---------- ------- -------- -------- --------------- -------------- -------------- ------------
Herbert T. Sears,    2006       $6,000       0        0        0               0              0              0       $6,000
CFO
                     2007      $18,000       0        0        0               0              0              0      $18,000
------------------- -------- ---------- ------- -------- -------- --------------- -------------- -------------- ------------







                  (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding equity awards held by the President and our most highly compensated executive officers for the year ended December 31, 2007 (the "Named Executive Officers"):

                                      OPTION AWARDS                                        STOCK AWARDS
------------- ------------ ------------- ------------- --------- ----------- --------- --------- ---------- ----------
                                                                                                            Equity
                                                                                                            incentive
                                            Equity                                                          plan
                                          incentive                                              Equity     awards:
                                             plan                                                incentive  Market
                                           awards:                                               plan       or
               Number of    Number of     Number of                          Number    Market    awards:    payout
              securities    securities    securities                         of        value     Number     value of
              underlying    underlying    underlying                         shares    of        of         unearned
              unexercised  unexercised   unexercised   Option    Option      or        shares    unearned   shares,
                options    options (#)     unearned    exercise  expiration  units     of        shares,    units or
    Name          (#)      unexercisable   options      price       date     of        units     units or   others
              exercisable                    (#)         ($)                 stock     of        other      rights
                                                                             that      stock     rights     that
                                                                             have      that      that       have not
                                                                             not       have      have not    vested
                                                                              vested   not       vested        ($)
                                                                                (#)     vested      (#)
                                                                                         ($)
------------- ------------ ------------- ------------- --------- ----------- --------- --------- ---------- ----------
W. Edward          0            0             0           0          0          0         0          0          0
Nichols,
President
------------- ------------ ------------- ------------- --------- ----------- --------- --------- ---------- ----------
Herbert T.         0            0             0           0          0          0         0          0          0
Sears, CFO
------------- ------------ ------------- ------------- --------- ----------- --------- --------- ---------- ----------

                              DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives Compensation Table" during the year ended December 31, 2007:

                                                                           Non-qualified
                                                             Non-equity      deferred
                 Fees earned                                 incentive     compensation     All other
                  or paid in      Stock         Option          plan         earnings     compensation      Total
     Name            cash       awards ($)    awards ($)    compensation        ($)            ($)           ($)
                     ($)                                        ($)
---------------- ------------- ------------- ------------- --------------- -------------- -------------- -------------
W. Edward           $ -0-         $ -0-         $ -0-          $ -0-           $ -0-          $ -0-         $ -0-
Nichols

Herbert T.          $ -0-         $ -0-         $ -0-          $ -0-           $ -0-          $ -0-         $ -0-
Sears

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

It is possible that situations may arise in the future where the personal interests of the officers and directors may conflict with our interests. Such conflicts could include determining what portion of their working time will be spent on our business and what portion on other business interest. To the best ability and in the best judgment of our officers and directors, any conflicts of interest between us and the personal interests of our officers and directors will be resolved in a fair manner which will protect our interests. Any transactions between us and entities affiliated with our officers and directors will be on terms which are fair and equitable to us. Our Board of Directors intends to continually review all corporate opportunities to further attempt to safeguard against conflicts of interest between their business interests and our interests.

We have no intention of merging with or acquiring an affiliate, associated person or business opportunity from any affiliate or any client of any such person.

Directors receive no compensation for serving.

M. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF AUGUST 25, 2008

(a)      Beneficial owners of five percent (5%) or greater, of our common stock.

There are currently 200,000,000 common shares authorized of which 2,525,524 are outstanding at August 25, 2008.

The following sets forth information with respect to ownership by holders of more than five percent (5%) of our common stock:


   TITLE OF CLASS         NAME AND ADDRESS OF        AMOUNT AND NATURE   PRE-OFFERING PERCENT       POST-OFFERING
                            BENEFICIAL OWNER        OF BENEFICIAL OWNER        OF CLASS           PERCENT OF CLASS
                                                                                                    (POST RESALE)
--------------------- ----------------------------- -------------------- ---------------------- ----------------------
Common shares         Susan Blekicki (1)                        305,000                    12%                    10%

Common shares         Brian Healey (1)                          205,846                     8%                     6%

Common shares         Michael A. Littman                        250,000                    10%                     8%
                      7609 Ralston Road
                      Arvada, CO  80002

Common shares         W. Edward Nichols (1)                     379,591                    15%                    12%

Common shares         Herbert T. Sears (1)                      405,469                    16%                    13%
                                                    --------------------
                      TOTAL                                   1,545,906


         (1) Address is c/o Bedrock Energy, Inc., 8950 Scenic Pine Drive, Suite 100, Parker, Colorado 80134.

         (b) The following sets forth information with respect to our common stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group as of August 25, 2008.

        TITLE OF CLASS              NAME AND ADDRESS OF         AMOUNT AND NATURE OF           PERCENT OF CLASS
                                     BENEFICIAL OWNER             BENEFICIAL OWNER
------------------------------- ---------------------------- ---------------------------- ----------------------------
Common shares                   W. Edward Nichols,                               379,591                          15%
                                President, CEO,
                                Secretary/Treasurer and
                                Director (1)

Common shares                   Herbert T. Sears, CFO and                        405,469                          16%
                                Director (1)
                                                             ---------------------------- ----------------------------
All Directors and Executive                                                      785,060                          31%
Officers as a Group (2 persons)

         (1) Address is c/o Bedrock Energy, Inc., 8950 Scenic Pine Drive, Suite 100, Parker, Colorado 80134.

N.  CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS

Other than the stock transactions discussed above, we have not entered into any transaction nor are there any proposed transactions in which any of our founders, directors, executive officers, shareholders or any members of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

There are no promoters being used in relation to this offering. No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

MATERIAL CHANGES

Not applicable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         ------------   ----------------------------------------- --------------
         Exhibit        Description of Exhibit
         Number
         ------------   ----------------------------------------- --------------
         3.1            Articles of Incorporation                 (1)
         3.2            Amended Articles of Incorporation         (1)
         3.3            Bylaws                                    (1)
         5.1            Opinion re: Legality                      (2)
         10.1           Farmout Agreement                         (1)
         23.1           Consent of Attorney                       (2)
         23.2           Consent of Accountant                     (2)
         99.1           Graphs and Pictures                       Filed Herewith
         ------------   ----------------------------------------- --------------

         -----------------------------------------------------------------------
(1) Incorporated by reference from the exhibits included in the Company's S-1 Registration Statement filed with the Securities and Exchange Commission (www.sec.gov), on June 3, 2008. A copy can be provided by mail, free of charge, by sending a written request to Bedrock Energy, Inc., 8950 Scenic Pine Drive, Suite 100, Parker, Colorado 80134.

(2) Incorporated by reference from the exhibits included in the Company's S-1/A Registration Statement filed with the Securities and Exchange Commission (www.sec.gov), on August 6, 2008. A copy can be provided by mail, free of charge, by sending a written request to Bedrock Energy, Inc., 8950 Scenic Pine Drive, Suite 100, Parker, Colorado 80134.


DISCLOSURE  OF  COMMISSION   POSITION  OF  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

The Colorado Business Corporation Act requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Colorado Business Corporation Act permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Colorado Business Corporation Act prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Colorado Business Corporation Act may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Colorado Business Corporation Act also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Colorado Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     [OUTSIDE BACK COVER PAGE OF PROSPECTUS]
                     DEALER PROSPECTUS DELIVERY REQUIREMENTS

Until October 19, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.